UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

NAUTICUS ROBOTICS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Nauticus Robotics Inc.

Notice of Annual Meeting of Shareholders

To be Held May 27, 2026 at 10:00 am CDT

Dear Stockholder,

The 2026 Annual Meeting of Shareholders (the “Meeting”) of Nauticus Robotics, Inc. (“Nauticus,” “we,” “our,” “us,” or the “Company”) will be held on May 27, 2026 at 10:00 am CDT. The Meeting will be conducted at 1550 Lamar Street, Suite 2000, Houston, Texas 77010. At the Meeting, shareholders will be asked to consider and vote on the following matters:

1. The election of two Class I directors, to serve until the Company’s annual meeting to be held in 2029;
2. The ratification of WithumSmith + Brown as our independent registered accounting firm;
3. A proposal authorizing the Board of Directors of the Company to enact one or more reverse splits of its shares at a cumulative ratio between one to 5 and one to 250 in the Board’s discretion;
4. A proposal to approve the increase in the number of shares of authorized Common Stock from 625,000,000 to 1,500,000,000;
5.    An amendment to the Company’s 2022 Omnibus Incentive Plan to increase the number of available shares to 6,000,000; and
6. A proposal to adjourn the Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, one or more of the other proposals to be voted on at the Meeting

These items are more fully described in the following pages, which are made part of this notice. Shareholders of record at the close of business on April [•], 2026 are entitled to notice of and to vote at the Meeting or any adjournments, postponements or continuation thereof.

We intend to mail a Notice of Annual Meeting of Shareholders (the “Notice”), proxy materials and our 2025 Annual Report (which includes our 2025 Annual Report on Form 10-K). We expect our 2025 Annual Report and proxy materials to be available on or about April [•], 2026. You will need the control number printed on your Notice, proxy card or voting instruction card in order to vote. A list of shareholders of record will be available during the Meeting for inspection by shareholders for any legally valid purpose relating to the Meeting. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any shareholder of record for a legally valid purpose by contacting our Corporate Secretary at our corporate headquarters.

Your vote is very important. We urge you to review the proxy materials and vote as soon as possible, whether or not you plan to attend the Meeting. Important Notice Regarding the Availability of Proxy Materials: This Notice of Annual Meeting of Shareholders, the Proxy Statement and the 2025 Annual Report are available free of charge at the “Investor Relations” section of our website at www.nauticusrobotics.com.

On behalf of the Board and the executive team of the Company, I thank you for your support and participation.

By Order of the Board of Directors,

John W. Gibson Jr.
Director, President and CEO

April [•], 2026

Annex A – Form of Certificate of Amendment	A-1
Annex B - Omnibus Incentive Plan	B-1

PROXY STATEMENT SUMMARY

This summary highlights information that is contained elsewhere in this proxy statement (the “Proxy Statement”). This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. This Proxy Statement and the related proxy materials were first released to shareholders and made available on the internet on or about April [•], 2026.

Annual Meeting of Shareholders

When:	May 27, 2026 at 10:00 am CDT
Where:	1550 Lamar Street, Suite 2000, Houston, Texas 77010
Who:	Shareholders of record at close of business on April [•], 2026 will be eligible to vote.
What:	We are asking shareholders to vote on the following six items:

Item up for Vote	Board’s Voting Recommendation	Page Reference
Election of two Class I Directors, to serve until the 2029 Annual Meeting of Shareholders (Item 1)	For Each Candidate	12
Ratification of the appointment of WithumSmith + Brown as the Company’s independent auditor for 2026 (Item 2)	For	18
Approval of a proposal authorizing the Board of Directors of the Company to enact one or more reverse splits of its shares at a ratio between one to 5 and one to 250 in the Board’s discretion. (Item 3)	For	20
A proposal to approve the increase in the number of shares of authorized Common Stock from 625,000,000 to 1,500,000,000 (Item 4)	For	27
Approval of an amendment to the Company’s 2022 Omnibus Incentive Plan to increase the number of available shares to 6,000,000 (Item 5)	For	30
Approval of a proposal to adjourn the Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, one or more of the other proposals to be voted on at the Meeting. (Item 6)	For	36

Cautionary Statements

This Proxy Statement contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are not historical facts, but instead represent the current assumptions and beliefs regarding future events many of which, by their nature, are inherently uncertain and outside the Company’s control. The forward-looking statements contained in this Proxy Statement are based on information available as of the date of this Proxy Statement. The forward-looking statements relate to future industry trends and economic conditions, forecast performance or results of current and future initiatives and the outcome of contingencies and other uncertainties that may have a significant impact on the Company’s business, financial condition, future operating results and liquidity. These forward-looking statements generally are identified by words including but not limited to, “anticipate,” “believe,” “estimate,” “commit,” “budget,” “aim,” “potential,” “schedule,” “continue,” “intend,” “expect,” “plan,” “forecast,” “project” and similar expressions, or future-tense or conditional constructions such as “will,” “may,” “should,” “could” and “would,” or the negative thereof or other variations thereon or comparable terminology. The Company cautions that these statements are merely predictions and are not to be considered guarantees of future performance. Forward-looking statements are based upon current expectations and assumptions that are subject to risks and uncertainties that can cause actual results to differ materially from those projected, anticipated or implied. A detailed discussion of potential risks and uncertainties that could cause actual results and events to differ materially from forward-looking statements include, but are not limited to, those discussed in Part I, Item 1A — “Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and periodically in subsequent reports filed with the SEC. The Company has no obligation, and we disclaim any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information or future events, except as required by law.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

We are providing this Proxy Statement in connection with the solicitation of proxies by our Board for use at the Meeting. We plan to mail the proxy materials and our 2025 Annual Report on Form 10-K (the “Annual Report”). Our Annual Report and proxy materials are first being made available on or about April [•], 2026.

Date, Place and Time of Meeting

The Meeting will be held on May 27, 2026 at 10:00 am Central Time. The Meeting will be held at 1550 Lamar Street, Suite 2000, Houston, Texas 77010.

Record Date

The record date for the Meeting is April [•], 2026. Shareholders of record at the close of business on April [•], 2026 will be entitled to vote at the Meeting. As of the close of business on April [•], 2026, we had [•] shares of common stock outstanding. Each share of common stock is entitled to one vote on each item. Shareholders may not cumulate votes.

Attending the Meeting

The Meeting will be held at 1550 Lamar Street, Suite 2000, Houston, Texas 77010. Please allow ample time for check-in by attending the Meeting fifteen minutes early. If a bank, brokerage firm or other nominee holds your shares, you should contact that organization for additional information.

Delivery of Proxy Materials

We are mailing proxy materials to our shareholders on or about April [•], 2026. In addition, all shareholders will have the ability to access the proxy materials over the Internet at our website at www.nauticusrobotics.com.

Items of Business

There are six items scheduled to be voted on at the Meeting:

Item up for Vote	Board’s Voting Recommendation	Page Reference
Election of two Class I Directors, to serve until the 2029 Annual Meeting of Shareholders (Item 1)	For	12
Ratification of the appointment of WithumSmith + Brown as the Company’s independent auditor for 2026 (Item 2)	For	19
Approval of a proposal authorizing the Board of Directors of the Company to enact one or more reverse splits of its shares at a ratio between one to 5 and one to 250 in the Board’s discretion. (Item 3)	For	20
A proposal to approve the increase in the number of shares of authorized Common Stock from 625,000,000 to 1,500,000,000 (Item 4)	For	27
Approval of an amendment to the Company’s 2022 Omnibus Incentive Plan to increase the number of available shares to 6,000,000 (Item 5)	For	30
Approval of a proposal to adjourn the Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, one or more of the other proposals to be voted on at the Meeting (Item 6)	For	36

Quorum and Voting Requirements

A quorum is required to conduct business at the Meeting. The holders of 33.33% in voting power of the Company’s issued and outstanding shares that are entitled to vote are required to be present, or represented by proxy, in order to constitute a quorum at the Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

Each of the director nominees will be elected by a majority of the votes cast with respect to the nominee so long as the number of nominees for election equals the number of directors to be elected (an “Uncontested Election”). For the purpose of an Uncontested Election, a majority of votes cast means that the number of votes “for” a nominee’s election must exceed 50% of the votes cast “for” or “against” with respect to that nominee’s election, excluding abstentions. Broker non-votes will not count as votes cast with respect to that nominee’s election. If as of the tenth (10th) day preceding the date on which the Company first mails its notice of meeting for such meeting to the stockholders, the number of nominees for director at a meeting of shareholders exceeds the number of directors to be elected at such meeting, directors shall be elected by a plurality of the votes cast at such meeting by the holders of stock entitled to vote in such election, and stockholders shall not be permitted to vote against a nominee.

The proposals regarding (i) the appointment of WithumSmith + Brown as our independent auditor, (ii) the authorization of a reverse stock split, and (iii) the amendment to our 2022 Omnibus Incentive Plan, must each receive an affirmative vote of a majority of the total votes cast with respect to this proposal at the Meeting. This means that the votes that our shareholders cast “for” each of these proposals must exceed the votes that our shareholders cast “against” the proposal. Abstentions and broker non-votes will not be taken into account in determining the outcome of these proposals.

The proposal regarding the increase in our authorized shares must receive the affirmative vote of a majority of the stock of the Company entitled to vote. Abstentions will count as a vote against this proposal.

The proposal regarding adjournment of the meeting must receive an affirmative vote of a majority of the votes cast with respect to this proposal at the Meeting. This means that the votes that our shareholders cast “for” this proposal must exceed the votes that our shareholders cast “against” this proposal. Abstentions and broker non-votes will not be taken into account in determining the outcome of this proposal. A quorum is not required for this proposal.

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions. If you do not give instructions to your bank, brokerage firm or other agent, the bank, brokerage firm or other agent will nevertheless be entitled to vote your shares of common stock in its discretion on “routine matters” and may give or authorize the giving of a proxy to vote the shares of common stock in its discretion on such matters. Items 2, 3 and 4 are each considered a “routine matter” and all the other proposals described herein are considered “non-routine matters.”

Voting Procedures

Holders of our common stock may hold shares either beneficially through a broker or bank, or directly in their own name. If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record of those shares. As a shareholder of record, you may vote directly at the Meeting, by proxy, by internet, by telephone or by mail by following the instructions provided in our proxy materials. If a bank, brokerage firm or other nominee holds your shares, you should contact that organization for additional information.

Proxy Solicitation Costs

We will pay for the entire cost of soliciting proxies. We have engaged Morrow Sodali LLC (the “Proxy Solicitor”) to assist in the solicitation of proxies for the Meeting. We have agreed to pay the Proxy Solicitor a fee of $10,000 plus disbursements. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Revoking your Proxy

If you are a shareholder of record, whether you give your proxy over the Internet, by telephone or by mail, you may revoke it at any time before it is exercised. You may enter a new vote by voting online at the virtual meeting, electronically, by mail or by telephone so long as it is received prior to the Meeting. If you hold your shares beneficially, you must follow the instructions provided by your broker or nominee as to whether and how you may revoke your proxy. Attending the Meeting alone will not revoke your proxy.

Voting Results

We will announce preliminary voting results during the Meeting and report the final voting results within four business days of the Meeting on a Current Report on Form 8-K. You can access that Current Report on Form 8-K and our other SEC filings at our website at www.nauticusrobotics.com or at the SEC’s website at www.sec.gov. The information provided on those websites is for information purposes only and is not incorporated by reference in this Proxy Statement.

CORPORATE GOVERNANCE

We are committed to conducting our business in accordance with the highest level of ethical and corporate governance practices. From time to time, we review our governance practices and take actions to address changes related to regulatory requirements and best practices. Below is a description of some of the key matters related to our corporate governance practices.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to promote the healthy function of our Board and its committees, and to set forth a common set of expectations on Board performance. A copy of these guidelines is available on our website at www.nauticusrobotics.com. The information on our website is not a part of this Proxy Statement.

Code of Business Conduct and Ethics

We are committed to conducting our business legally and ethically, and have adopted a Code of Business Ethics and Conduct that governs the behavior of our directors, officers and employees and sets forth standards for conflict of interest, compliance with laws, methods for reporting, and other corporate activities. A copy of our Code of Business Ethics and Conduct is available on our website at www.nauticusrobotics.com. The information on our website is not a part of this Proxy Statement.

Board Structure

The Board’s size and makeup is intended to facilitate meaningful discussion and allow for diverse perspectives. The balance of these perspectives on our Board is more important than any specific size target.

Our Board is currently comprised of five directors. The Board has determined, as of the record date that four of our five directors are independent, as defined by the Nasdaq Capital Market (“Nasdaq”) and the SEC (see “Director Independence” below). William H. Flores serves as the Chairman of the Board. Our Board is classified, which means that every director stands for election once every three years at the annual meeting of shareholders.

Our Nominating and Corporate Governance Committee is committed to ensuring that the Company recruits directors from a diverse pool of candidates. In addition to experience and background, the Nominating and Corporate Governance Committee considers ethics and standards and the diversity of views the directors represent.

Risk Management

The Board has an active role in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s operations, liquidity and associated risks. The Compensation Committee is responsible for overseeing the management of risks related to the Company’s executive compensation programs, the Audit Committee oversees the management of financial risks and SEC reporting, and the Nominating and Corporate Governance Committee manages risks associated with director independence and potential conflicts of interest, as well as cybersecurity risks. While each committee is responsible for evaluating certain risk and overseeing the management of those risks, the entire Board is regularly informed through committee reports.

Board Committees

Our Board currently has three standing committees, each of which has specific responsibilities as described below:

Audit Committee

We have established an Audit Committee of the Board of Directors. Our Audit Committee currently consists of Mr. Flores, Dr. Sharkawy and Mr. Spiro, with Mr. Flores serving as the chairman of the Audit Committee. Under the Nasdaq listing standards and applicable SEC rules, subject to certain exceptions, we are required to have three members of the Audit Committee, all of whom must be independent. Our Board of Directors has determined that Mr. Flores, Dr. Sharkawy and Mr. Spiro are each independent under applicable Nasdaq and SEC rules.

Each member of the Audit Committee is financially literate, and our Board of Directors has determined that Mr. Flores qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including:
•Selecting, retaining, compensating, overseeing and terminating our independent public accounting firm;
•Reviewing and approving the scope and plans for the audits and the audit fees, and approving all non-audit and tax services to be performed by the independent auditor;
•Evaluating the independence and qualifications of the independent auditor;
•Reviewing our financial statements, and discussing with management and our independent auditor the results of the annual audit and quarterly reviews;
•Discussing with management the presentation of financial information and reviewing earnings releases and guidance;
•Overseeing the design, implementation and performance of the internal audit function; and
•Reviewing, approving and monitoring related party transactions.

Compensation Committee

We have established a Compensation Committee of the Board of Directors. The Compensation Committee oversees and reviews various compensation matters and reports to the Board on such compensation matters. The current members of our Compensation Committee are Dr. Sharkawy, Dr. Bellingham, and Mr. Spiro, with Dr. Sharkawy serving as the chairman of the Compensation Committee. Our Board of Directors has determined that Dr. Sharkawy, Dr. Bellingham, and Mr. Spiro are each independent under applicable Nasdaq and SEC rules.

We have adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:
•Reviewing, approving or making recommendations to the Board regarding the compensation for our executive officers;
•Reviewing, approving and administering our employee benefit and equity incentive plans;
•Establishing and reviewing the compensation plans and programs of our employees, and ensuring they are consistent with our general compensation strategy;
•Approving or making recommendations to the Board regarding the creation or revision of any clawback policy;
•Making recommendations to the Board regarding non-employee director compensation; and
•Overseeing regulatory compliance for compensation matters.

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Corporate Governance Committee

We have established a Nominating and Corporate Governance Committee of the Board of Directors. The Nominating and Corporate Governance Committee is responsible for monitoring compliance with good corporate governance standards and overseeing the selection of persons to be nominated to serve on our Board of Directors. The current members of our Nominating and Corporate Governance Committee are Dr. Bellingham, Mr. Flores and Mr. Spiro, with Dr. Bellingham serving as the chairman of the Committee. Our Board of Directors has determined that Dr. Bellingham, Mr. Flores and Mr. Spiro are each independent under applicable Nasdaq and SEC rules.

In recommending persons to be nominated to serve on our Board of Directors the Nominating and Corporate Governance Committee takes into account the nominees’ experience, their expertise, their ethics and standards, and the diversity of views that the candidates represent.

We have adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Nominating and Corporate Governance Committee, including:

•Reviewing, assessing and making recommendations to the Board regarding qualifications, expertise and characteristics of Board members;
•Establishing procedures for the submission of candidates for election to the Board;
•Conducting a period review of succession planning for executive management;

•Reviewing and making recommendations to the Board regarding composition, organization and governance of the Board and its committees;
•Developing and recommending to the Board corporate governance guidelines and periodically reviewing their application;
•Overseeing governance matters;
•Overseeing the evaluation of the performance of the Board and its committees;
•Overseeing cybersecurity risk; and
•Administering policies and procedures for communication with the non-management members of the Board.

Committee Charters

The charters adopted for the Audit, Compensation and Nominating and Corporate Governance Committees are available on our website, www.nauticusrobotics.com. These charters describe each committee’s resources, responsibilities and authority in greater detail. The information on our website is not part of this Proxy Statement.

Director Independence

Nasdaq, the SEC and our Corporate Governance Guidelines require that that a majority of our directors, and that all of the members of our Audit, Compensation and Nominating and Corporate Governance Committees, are independent, using the criteria established by Nasdaq and the SEC. The Board makes a determination annually of the independence of each director. For 2026, the Board has determined that all directors other than Mr. Gibson are independent using the criteria established by Nasdaq and the SEC.

Meetings and Director Attendance

During 2025, the Board met 15 times, the Audit Committee met six times, the Compensation Committee met two times, and the Nominating and Corporate Governance Committee met one time. All directors attended at least 75% of the Board meetings and the meetings of committees of which they were a member. The Company does not have a formal policy requiring members of the Board to attend the Meeting, although all directors are strongly encouraged to attend.

Certain Relationships and Related Party Transactions

Nauticus generally does not engage in transactions or relationships involving a related person which would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the SEC unless approved through the proper procedures. Any such transaction requires the approval of the Audit Committee. No director may participate in the review or voting of any transaction in which he or she is a related party. We had the following related party transactions since January 1, 2024:

SPA Warrants. As of December 31, 2025 ATW Special Situations I LLC (“ATW I”), and Material Impact Fund II, L.P. (“MIF”) held 336 and 106,194 warrants (the “SPA Warrants”), issued pursuant to that certain Securities Purchase Agreement dated December 16, 2021, as amended (the “SPA Warrants”), respectively. As of December 31, 2024, ATW I, MIF and SLS Family Irrevocable Trust (“SLS”) held 615,924, 113,378 and 40,816 SPA Warrants, respectively (see Note 12 to our consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended December 31, 2024 -Warrants). On January 30, 2024 SPA Warrants held by MIF and SLS were adjusted downwards by 258,621 and 93,103, respectively (on a pre–Reverse Stock Split basis) in connection with the Second Lien Restructuring Agreements.

During the year ended December 31, 2024, ATW I and SLS exercised 22,161,186 and 1,376,267 SPA Warrants (on a pre–Reverse Stock Split basis), respectively, in exchange for Common Stock. The Company did not receive cash in respect of these transactions.

Exchanged Senior Secured Convertible Debenture. On January 30, 2024, the Company and certain of its subsidiaries and ATW I entered into an Amendment and Exchange Agreement (the “Amendment and Exchange Agreement”), pursuant to which ATW I transferred its existing 5% Original Issue Discount Senior Secured Convertible Debenture to the Company in exchange for a new Original Issue Discount Exchanged Senior Secured Convertible Debenture due September 9, 2026 (the “New Debenture”) in the aggregate principal amount of $29,591,600. In addition, on January 30, 2024, the Company and certain of its subsidiaries entered into additional Amendment and Exchange Agreements with MIF and SLS on substantially similar terms, pursuant to which MIF and SLS transferred their existing 5% Original Issue Discount Senior Secured Convertible Debentures to the Company in exchange for New Debentures in the aggregate principal amount of $5,102,000 and $1,836,720, respectively.

During the year ended December 31, 2024, ATW I and SLS converted Senior Secured Convertible Debentures with a principal value of $12,869,231 and $1,836,720 and interest of $442,140 and $4,785 into 4,818,836 and 699,053 shares of Common Stock, respectively.

Second Amendment and Exchange Agreement to Senior Secured Convertible Debentures. On November 4, 2024, the Company entered into the Second Amendment and Exchange Agreement (the “Exchange Agreement”), by and among the Company and ATW I, SLS and MIF pursuant to which such investors would exchange the remaining portion of the amount outstanding under the 5% original issue discount senior secured convertible debentures and certain other amounts outstanding with respect thereto, into shares of Series A preferred convertible stock.

On December 27, 2024, the Company and ATW I closed the exchange transaction, and the Company issued 27,588 shares of Series A Preferred Stock to ATW I. On December 31, 2024, the Company issued 2,504 and 5,342 shares of Series A Preferred Stock to SLS and MIF, respectively.

November 2024 Debentures. On November 4, 2024, the Company entered into a Securities Purchase Agreement with ATW I, pursuant to which ATW I purchased, in a private placement, $1,150,000 in principal amount of debentures, with an option to purchase up to an additional aggregate of $20,000,000 in principal amount of original issue discount senior secured convertible debentures (the “November 2024 Debentures”). On December 11, 2024, ATW I purchased, in a private placement, $1,000,000 in principal amount of debentures.

During the year ended December 31, 2025, November 2024 Debentures with a principal value of $2,050,000 and interest of $202,642, and fair value of $4,668,008, were converted into 4,549,509 shares of Common Stock.

The principal amount outstanding on the November 2024 Debentures at December 31, 2025 and 2024 was $100,000 and $2,150,000 with a fair value of $163,672 and $2,583,832, respectively

2023 Term Loan Agreement. On September 18, 2023, the Company entered into a convertible senior secured term loan agreement (the “2023 Term Loan Agreement”) with ATW II as collateral agent and lender, and Transocean Finance Limited, ATW I, MIF and RCB Equities #1, LLC, as lenders. The Convertible Senior Secured Term Loan Agreement provides the Company with up to $20.0 million of secured term loans and the initial amount funded was $11,600,000. On December 31, 2023, the Company, entered into an amendment to the 2023 Term Loan Agreement which provided the Company with an incremental loan in the aggregate principal amount of $695,000. On January 30, 2024, the Company entered into a second amendment to the 2023 Term Loan Agreement, which provided the Company with an incremental loan in the aggregate principal amount of $3,753,144 (see Note 7 to our consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended December 31, 2025 - Notes Payable).

During the year ended December 31, 2025, ATW I and ATW II converted 2023 Term Loan notes with principal and interest amount of $3,360,164 into 3,814 of Series C Preferred Stock (see Note 14 to our consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended December 31, 2025 - Preferred Stock).

During the year ended December 31, 2025, Transocean Finance Limited converted 2023 Term Loan notes with principal and interest amount of $3,773,958 into 2,144,295 shares of common stock.

2024 Term Loan Agreement. On January 30, 2024, the Company also entered into a senior secured term loan agreement (the “2024 Term Loan Agreement”) with ATW Special Situations Management LLC, as collateral agent (in such capacity, the “Collateral Agent”) and lender, and ATW Special Situations III LLC (“ATW III”), MIF, VHG Investments LLC, ATW Special Situations II LLC (“ATW II”) and ATW I, as lenders. The 2024 Term Loan Agreement provides the Company with an aggregate $9,551,856 of secured term loans. On May 1, 2024, the Company entered into an amendment to the 2024 Term Loan Agreement which provided the Company with an incremental loan in the aggregate principal amount of $1,000,000 (see Note 7 to our consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended December 31, 2025 - Notes Payable).

The principal amount outstanding on the convertible senior term loans on December 31, 2025 to ATW I, ATW II, ATW III and MIF was $0, $2,687,981, $6,200,017, and $4,399,060, respectively. The principal amount outstanding on the convertible senior term loans on December 31, 2024 to ATW I, ATW II, ATW III and MIF was $2,933,362, $5,666,638, $1,112,943 and $4,224,983, respectively.

For the year ended December 31, 2025 interest expense attributable to ATW I, ATW II, ATW III and MIF, on the convertible senior term loans was $0, $541,487, $104,489 and $462,365. For the year ended December 31, 2024 interest expense attributable to ATW I, ATW II, ATW III and MIF, on the convertible senior term loans was $351,640, $709,245, $154,297 and $551,753.

Series A Convertible Preferred Stock - During the year ended December 31, 2025, ATW and SLS converted 27,188 and 2,300 Series A Convertible Preferred Stock were converted into 10,458,114 and 310,786 shares of Common Stock, respectively. As at December 31, 2025 MIF and SLS held 5,342 and 204 Series A Convertible Preferred Stock, respectively.

Series B Convertible Preferred Stock - On August 8, 2025, the Company sold ATW 3,000 shares of Series B Convertible Preferred Stock for an aggregate purchase price of $2,940,000. During the year ended December 31, 2025, ATW converted 187 Series B Convertible Preferred Stock into 392,490 shares of Common Stock. At December 31, 2025, ATW held 2,813 shares of Series B Convertible Preferred Stock.

Series C Convertible Preferred Stock - On December 3, 2025 ATW exchanged 2023 Term Loan notes with principal and interest amount of $3,360,164 and $453,794 into 3,814 of Series C Convertible Preferred Stock. During the year ended December 31, 2025, ATW converted 1,660 Series C Convertible Preferred Stock into 2,740,740 shares of Common Stock. At December 31, 2025, ATW held 2,154 shares of Series C Convertible Preferred Stock.

Relationship with Flexible Consulting, LLC

On December 1, 2023, the Board appointed Victoria Hay as the Interim Chief Financial Officer and principal financial officer of the Company. Victoria Hay is the co-owner and President of Flexible Consulting, LLC, a financial and accounting consulting firm, with which the Company has engaged with since January 2023 to provide it with accounting and finance services relating to its quarterly reporting and mergers/acquisition activity. On July 25, 2025, the Board appointed Jimena Begaries, also a Flexible Consulting LLC employee, as the Interim Chief Financial Officer succeeding Victoria Hay. Flexible Consulting, LLC is considered to be a related party from December 1, 2023. The total value of services provided by Flexible Consulting, LLC to the Company for the year ended December 31, 2025 and 2024 was $907,684 and $1,015,558 respectively. Accounts payable included $45,000 and $160,366 due to Flexible Consulting, LLC at December 31, 2025 and December 31, 2024, respectively.

Family Relationships

There are no family relationships among any of our executive officers or any of our directors.
Communication with the Board

Shareholders and other persons who wish to communicate with the Board, or with any individual director, may do so by writing and sending the correspondence to Nauticus Robotics, Inc., 17146 Feathercraft Lane, Suite 450, Webster, Texas 77598, Attn: Board of Directors. These communications are sent directly to the appropriate Board member.

Anti-Hedging and Pledging

Directors, officers and employees are prohibited by our Insider Trading Policy from hedging transactions related to our securities. This includes prohibitions on short-selling, options (other than those granted as compensation), puts or calls, swaps, collars, forwards, futures and other similar derivative transactions. Directors, officers and employees are also prohibited from pledging our securities or engaging in margin transactions related to our securities.

Policy Prohibiting Insider Trading and Related Procedures.

Our insider trading policy has been reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and Nasdaq listing standards. Our Policy on Insider Trading is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

BOARD AND BOARD COMMITTEES

There are currently five positions on our Board. Our Board is classified so not all positions stand for election at each annual meeting of shareholders. Our current Board members are listed below. The standing committees for our Board are the Audit, Compensation, and Nominating and Corporate Governance Committees, designated by A, C, and G in the chart below respectively. Mr. Flores serves as our Chair.

				Committee Membership
	Age	Ind	Class	A	C	G
Dr. Jim Bellingham	64	Yes	I		M	C
Executive Director, Johns Hopkins Institute for Assured Autonomy
William H. Flores[1]	72	Yes	III	C		M
Chair & CEO, Serolf Technologies LLC
John W. Gibson, Jr.	67	No	II
CEO and President, Nauticus Robotics, Inc.
Dr. Adam Sharkawy	61	Yes	I	M	C
Founder and Managing Partner, Material Impact
Eli Spiro	54	Yes	II	M	M	M
Venture Partner, Plaza Ventures
1 - Audit Committee Financial Expert    C - Chair of Committee    M - Member of Committee

ITEM 1:    ELECTION OF DIRECTORS

Our Board is divided into classes, so not all director positions are up for election every year. The Board has nominated the following candidates for director:

Name	Board Member Since	Primary Occupation	Age
Dr. Jim Bellingham	2022	Bloomberg Distinguished Professor with joint appointments in the Whiting School’s Department of Mechanical Engineering and the Applied Physics Laboratory.	64
Dr. Adam Sharkawy	2022	Founder and Managing Partner, Material Impact	60

In recommending this slate of candidates the Board and the Nominating and Corporate Governance Committee has taken into account each nominee’s experience, his expertise, his ethics and standards, and the diversity of views that this slate of candidates represents. A description of each candidate’s individual qualifications can be found in the following section “Director Nominees”.

Each nominee has indicated approval of his nomination, and his willingness to serve if elected. If any nominee for election becomes unable to serve before the Meeting (which we do not expect), the persons named as proxies may vote for a substitute nominee or nominees, as may be designated by the Board prior to the Meeting.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES LISTED ABOVE.

DIRECTOR NOMINEES

Each nominee to serve as a Class I director is an incumbent that is up for reelection. Highlights of each nominee's background and service on our board to date are described below:

Dr. Jim Bellingham	Age: 64
Director since 2022

Dr. Bellingham has served as a director on our Board since 2022 and chair of our Nominating and Corporate Governance Committee since 2024. He concurrently serves as a Bloomberg Distinguished Professor with joint appointments in the Whiting School’s Department of Mechanical Engineering and the Applied Physics Laboratory. Dr. Bellingham is the Executive Director of the Institute for Assured Autonomy. Previously he was the founding Director of the Center of Marine Robotics at the Woods Hole Oceanographic Institution, founded the Autonomous Underwater Vehicles Laboratory at MIT, and co-founded Bluefin Robotics. He was Director of Engineering and Chief Technologist at the Monterey Bay Aquarium Research Institute. Dr. Bellingham is a pioneer in the development, operation, and commercialization of autonomous marine robots. He has led and participated in research expeditions around the world from the Arctic to the Antarctic. Dr. Bellingham’s research activities span from fundamental research on marine autonomy to optimization of observation systems for prediction of ocean processes. He spearheaded the development of small, high performance Autonomous Underwater Vehicles (“AUVs”), resulting in a class of systems which are now widely used within the military, industry, and scientific communities. Dr. Bellingham serves on several institutional boards and advisory boards including Innovasea Systems Inc., the Institute of Marine Research, Norway, and ThayerMahan Inc. He served on the Naval Research Advisory Committee including as Chair, on the Secretary of the Navy Advisory Panel, the Naval Studies Board and many National Academies studies. Dr. Bellingham’s honors include election to the National Academy of Engineering, the Navy Superior Public Service Award, and the Lockheed Martin Award for Ocean Science and Engineering. Dr. Bellingham has authored dozens of scholarly papers. He holds a B.S., an M.S., and a Ph.D., in physics from the Massachusetts Institute of Technology.

Dr. Adam Sharkawy	Age: 61
Director since 2022

Dr. Sharkawy has served as a director on our Board since 2022 and chair of our Compensation Committee since 2024. He is a Founder and Managing Partner at Material Impact, a unique venture fund that focuses on investing in and building successful companies with novel products based on innovations in the underlying material, hardware, and manufactured goods technologies, since January 2016. He additionally serves as member of the Board of Directors for over a dozen private companies. Before starting Material Impact, Dr. Sharkawy held a series of executive operating roles in publicly traded healthcare companies. These include Sr. Vice President of the Medicines Company and Head of their Surgery and Perioperative Care Global Business Unit, Executive Leadership Team Member of Abbott Vascular, and Senior Leadership team member of Smith and Nephew. Prior to his large corporate roles, Dr. Sharkawy was an entrepreneur and was involved in the foundation and exit of several venture-funded companies. Dr. Sharkawy has also been a consultant to or on the Advisory Board of companies spanning industries such as aerospace, oil & gas, battery, and medical device. Dr. Sharkawy holds a Ph.D. from Duke University in Biomaterials / Biomedical Engineering. He also holds a M.S. from Texas A&M University from the Institute of Innovation and Design in Engineering. He holds a Bachelor of Science in Mechanical Engineering from the American University, Cairo and before that, studied pre-medicine and Biology at the Honors Program at the University of Delaware. He is a scientific inventor and holds 23 issued U.S. patents and numerous international patents.

BIOGRAPHIES OF OTHER DIRECTORS

The following are the biographies of our incumbent directors that are either continuing in service on the Board or that have elected to not stand for election at the Meeting:

William H. Flores	Age: 72
Director since 2023

Mr. Flores has served as Chair of our Board since 2024 and Audit Committee Chair since 2023. He has 30 years of energy industry experience, including over 20 years of “C-level” and board governance leadership with public and private energy companies. Following his energy industry career, he served in the United States House of Representatives from 2011 to 2021 as Congressman for the 17th Congressional District of Texas. He currently serves as Chair of Serolf Technologies LLC (wholly owned by Mr. Flores); Chair of the Board of the Electric Reliability Council of Texas (ERCOT); Director and Audit Committee Chair of CO2 Energy Transition (NASDAQ); member of the Strategic Advisory Committee of Veriten LLC; and member of the boards of several non-profit organizations. Following graduation from Texas A&M University – College Station with a BBA in Accounting, Bill began his career with a “Big 4” accounting firm in Texas. He is a Texas licensed CPA and earned an MBA from Houston Christian University.

John W. Gibson Jr.	Age: 67
Director since 2022

Mr. Gibson is our CEO and President. Mr. Gibson joined the Board of the Company in September 2022, was named President in September 2023, and became CEO in January 2024. He previously served as Chairman of the Board of Directors, Chief Executive Officer and President of Flotek Industries (NYSE: FTK) from January 2020 to January 2023. Mr. Gibson is a recognized leader with more than 35 years of global experience in the energy technology, oil and gas services and exploration and production sectors of the energy industry. Prior to Flotek, from May 2017 to December 2019, Mr. Gibson was the Chairman of Energy Technology at Tudor, Pickering, Holt & Company, an energy-focused investment bank headquartered in Houston. In this role, he led a team focused on opportunities in emerging oil and gas technologies. From July 2010 to May 2015, Mr. Gibson served as President and Chief Executive Officer of Tervita Corporation, a major Canadian-based environmental and oilfield services company, where he successfully executed a $2.6 billion debt restructuring, coincident with an aggressive growth and diversification strategy. Prior to Tervita, Mr. Gibson’s other roles included serving as President and Chief Executive Officer of Paradigm Geophysical and Landmark Graphics Corporation, as well as President of Halliburton Company’s Energy Services Group. Mr. Gibson began his career at Chevron and has served on the boards of several public and private companies. He also served in the U.S. Army and was honorably discharged in 1979. Mr. Gibson holds a Bachelor of Science in Geology from Auburn University and Master of Science in Geology from the University of Houston

Eli Spiro	Age: 54
Director since 2022

Mr. Spiro has served as a director on our Board since 2022. Mr. Spiro has over 28 years of capital markets experience. Mr. Spiro is currently a Venture Partner with Plaza Ventures, a Toronto based VC firm with a focus on private company secondary market transactions. From 2010 until 2023, Mr. Spiro served as the Chief Executive Officer of Axxcess Capital Partners, a boutique investment banking firm he co-founded. At Axxcess, Mr. Spiro closed over $1.5 billion of transactions since inception. He was involved in a number of transactions in the clean energy space including his role as President of Axxcess Energy Group, investing in a business applying proprietary technology to reduce energy expenses. Mr. Spiro was also involved in the development of an organic, hydroponic greenhouse business producing leafy greens. He worked with clients on several multi-stage waste-to-energy projects that focused on transforming waste to energy to end products and services, as well as carbon credit mitigation and monetization. Notable public transactions that Mr. Spiro led include Facebank – buyside advisor in conjunction with acquisition of FUBOTV (NYSE:FUBO) and Service Finance – sell side advisor in connection with its sale to Element Capital (TSX:ECN). Prior to Axxcess, Mr. Spiro was an investment banker at Goldman Sachs where he was a Vice President in the Financial Institutions Group advising multiple clients on sell side and buyside M&A transactions. Prior to Goldman Sachs, Mr. Spiro was Managing Director & National Sales Manager at GE Commercial Finance. He was responsible for over $4.2 billion of high-profile acquisitions across a number of GE Capital business units. From January 2020 through October 2020, Mr. Spiro served on the Board of Directors of JourneyPure, LLC, a healthcare provider focused on addiction treatment. Mr. Spiro holds a B.AS. in Business Administration from York University in Toronto and a joint LLB/MBA from Osgoode Hall Law School and the Schulich School of Business in Toronto.

The above biographical and other information for our directors is current as of April 6, 2026.

The Board is committed to ensuring that the composition of the Board reflects the appropriate level of diverse viewpoints and experience, taking into account gender, race, ethnicity, experience and background. The Board is committed to filling subsequent open or new director positions with candidates representing those diverse viewpoints and experience.

DIRECTOR COMPENSATION

Board members receive cash compensation as follows:

•Annual retainer of $50,000 for service on the Board;
•Annual retainer of $25,000 for services as the chair of the Board, $15,000 for service as chair of the Audit Committee, and $10,000 for service as chair of the Compensation Committee or Nominating and Corporate Governance Committee;
•Annual cash retainer of $5,000 per committee for service as a member of one of the three standing committees

Directors are permitted to take the cash portion of their compensation in restricted stock if they choose.

The members of the Board also receive an annual grant of restricted stock units equal to a market value of $150,000 ($175,000 for the Chair). The amount of the restricted stock units is calculated by using a 20-day volume weighted average price on the date of the grant. The restricted stock units vest on the one-year anniversary of the grant or on the date of the annual meeting of shareholders following the grant, whichever is earlier. Directors do not receive fees for attending Board or committee meetings.

The following table provides the 2025 compensation of the non-employee directors. Mr. Gibson is not compensated for serving on the Board.

Name	Fees earned or paid in cash	Stock awards[1,2]	Total
Jim Bellingham	$ 70,000	$ 157,149	$ 227,149
William H. Flores	$ 95,000	$ 183,340	$ 278,340
Adam Sharkawy	$ 70,000	$ 157,149	$ 227,149
Eli Spiro	$ 65,000	$ 157,149	$ 222,149

1. The amounts in this column reflect the aggregate grant date fair value of restricted stock unit awards granted in 2025, computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value, please refer to the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
2. The following sets forth the aggregate number of shares of Common Stock underlying outstanding stock awards held by each non-employee director as of December 31, 2025: Dr. Bellingham: 17,289 stock awards; Mr. Flores: 20,170 stock awards; Dr. Sharkawy: 17,289 stock awards; and Mr. Spiro: 17,289 stock awards . No option awards were held by any non-employee director as of December 31, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, EXECUTIVE OFFICERS AND DIRECTORS

The following table provides the beneficial ownership of Common Stock as of April 2, 2026 for (i) each named executive officer set forth in the Summary Compensation Table below, (ii) each of the Company’s directors (including each nominee), (iii) all of the Company’s current executive officers and directors as a group, and (iv) each other person known by the Company to be a beneficial owner of more than 5% of our outstanding Common Stock.

Beneficial ownership is determined according to the rules of the SEC, which generally provides that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including convertible or exercisable securities that are currently convertible or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on 34,337,568 shares of Common Stock issued and outstanding as of April 2, 2026.

Common stock issuable upon the conversion of convertible securities such as Series A Preferred Stock and Series B Preferred Stock or the exercise of exercisable securities such as options and restricted stock units (“RSUs”) that are currently convertible or exercisable or will become convertible or exercisable within 60 days of April 2, 2026 are deemed to be outstanding and beneficially owned by the person holding the securities. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name of Beneficial Owner[1]	Number of Shares	% of Class[2]
Five Percent Holders
Entities affiliated with ATW Partners LLC[3]	10,041,484	22.6%
Material Impact Fund II, L.P.[4]	11,515,565	25.1%
Directors, Nominees and Named Executive Officers
John W. Gibson, Jr.	13,351	*
John Symington	—	*
John D. Yamokoski	2,865	*
Jim Bellingham	3,048	*
William “Bill” H. Flores	14,501	*
Adam Sharkawy[5]	11,518,613	25.1%
Eli Spiro[6]	3,564	*
All Directors and Current Executive Officers	12,225,245	26.3%
*    Less than 1%
1    The business address of each of the individuals is c/o Nauticus Robotics, Inc., 17146 Feathercraft Lane, Suite 450, Webster, TX 77598
2    Percentages calculated by including assumption of conversion as specified in the footnotes below.
3.    Consists of (i) 38 shares issuable upon exercise of the SPA Warrants held by ATW Special Situations I, LLC, (ii) 1,520 shares issuable upon the conversion of debt issued pursuant to the September 2023 Term Loan held by ATW Special Situations I, LLC and ATW Special Situations II, LLC, (iii) 502,982 shares issuable upon the conversion of debt issued pursuant to the January 2024 Term Loan held by ATW Special Situations I, LLC, ATW Special Situations II, LLC and ATW Special Situations III, LLC, (iv) 5,280,359 shares issuable upon the conversion of the Series B Preferred Stock held by ATW Special Situations II, LLC; (v) 2,232,267 shares issuable upon conversion of the Series C Preferred Stock held by ATW Special Situations I, LLC and ATW Special Situations II, LLC, and (vi) 2,024,318 shares issuable upon conversion of the November 2024 Debentures held by ATW Special Situations I, LLC, assuming conversion of the entirety of each of these tranches, all subject to a contractual limitation that after giving effect of any conversion, it would not beneficially own in excess of 9.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion. Antonio Ruiz-Gimenez and Kerry Propper are the managing members (“Managing Members”) of ATW Partners Opportunities Management, LLC, which is the manager (the “Manager”) of ATW Special Situations I, LLC and ATW Special Situations III, LLC, and Antonio Ruiz-Gimenez is the managing member of ATW Special Situations II, LLC (together with ATW Special Situations I, LLC and ATW Special Situations III, LLC, the “ATW funds”). The ATW funds, the Manager and the Managing Members may be deemed to have shared voting and dispositive power with respect to the securities beneficially owned by ATW funds. The business address of ATW funds, the Manager and the Managing Members is 1 Pennsylvania Plaza, Suite 4810, New York, New York 10119

4.    Consists of (i) 9,301 shares issued as merger consideration, (ii) 11,799 shares issuable upon exercise of the SPA Warrants, (iii) 1,194 shares issuable upon the conversion of debt issued pursuant to the September Term Loan, (iv) 167,649 shares issuable upon the conversion of debt issued pursuant to the January 2024 Term Loan and (iv) 11,337,950 shares issuable upon conversion of the Series A Preferred Stock, assuming conversion of the entirety of each of these tranches. Our director, Adam Sharkawy is a founder and managing partner at Material Impact Fund II, L.P. The business address of Material Impact Fund II, L.P. is 131 Dartmouth Street, Boston, Massachusetts 02116. Information is based on a Form 5 filed with the SEC on February 25, 2025 on behalf of Material Impact Fund II, L.P., Material Impact Partners II, LLC, Adam Sharkawy and Carmichael Roberts.
5.    Consists of (i) 3,048 shares held directly, and shares held indirectly by Material Impact Fund II, L.P. consisting of (ii) 9,301 shares issued as merger consideration, (iii) 11,799 shares issuable upon exercise of the SPA Warrants, (iv) 1,194 shares issuable upon the conversion of debt issued pursuant to the September Term Loan, (v) 167,649 shares issuable upon the conversion of debt issued pursuant to the January 2024 Term Loan and (v) 11,337,950 shares issuable upon conversion of the Series A Preferred Stock, assuming conversion of the entirety of each of these tranches. Our director, Adam Sharkawy is a founder and managing partner at Material Impact Fund II, L.P. The business address of Material Impact Fund II, L.P. is 131 Dartmouth Street, Boston, Massachusetts 02116. Dr. Sharkawy disclaims beneficial ownership of the securities held indirectly, except to the extent of his pecuniary interests therein.
6.    Consists of (i) 3,048 shares held directly and (ii) 1,133 shares held indirectly by a limited partnership for with Mr. Spiro's wife is General Partner. Mr. Spiro is not a Limited Partner of such limited partnership. Mr. Spiro disclaims beneficial ownership of the shares held indirectly, except to the extent of his pecuniary interest therein.

ITEM 2:    RATIFICATION OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The Audit Committee has engaged WithumSmith + Brown, PC (“Withum”) as the Company’s independent registered public accounting firm and has approved retaining Withum as the Company’s independent registered public accounting firm for the year ending December 31, 2026. The Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and those of our shareholders. The Audit Committee annually reviews the performance of our independent registered public accounting firm and the fees charged for their services. Based upon the Audit Committee’s analysis of this information, the Audit Committee will determine which registered independent public accounting firm to engage to perform our annual audit each year.

Change in Accountants During 2025

The Audit Committee conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The Audit Committee invited several public accounting firms to participate in this process, including Whitley Penn LLP (“Whitley Penn”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024. The Company notified Whitley Penn that it would be dismissed as the Company’s independent registered public accounting firm on December 19, 2025. The reports of Whitley Penn on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2024 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2024, and in the subsequent interim period through December 19, 2025, there were no disagreements with Whitley Penn within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, which, if not resolved to the satisfaction of Whitley Penn, would have caused Whitley Penn to make reference to the matter in their report. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended December 31, 2023 and 2024, or in the subsequent period through December 19, 2025, except for the material weakness in the Company’s internal control over financial reporting related to a lack of qualified accounting and financial reporting personnel with an appropriate level of experience and inadequate procedures for the accounting close process including obtaining information supporting significant accounting estimates and judgments affecting the financial statements on a timely basis, previously reported in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The Company provided a copy of the foregoing disclosures to Whitley Penn and requested that Whitley Penn furnish it with a letter addressed to the Securities and Exchange Commission stating whether Whitley Penn agrees with the above statements, which were contained in Item 4.01(a) of the Current Report on Form 8-K filed on December 23, 2025. A copy of Whitley Penn’s letter, dated December 19, 2025, was filed as Exhibit 16.1 thereto.

On December 19, 2025, the Audit Committee approved the appointment of Withum as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, subject to completion of its standard client acceptance procedures and execution of an engagement letter. On December 22, 2025, the Committee engaged Withum as the Company’s independent registered public accounting firm. During the two most recent fiscal years and in the subsequent interim period through December 22, 2025, the Company had not consulted with Withum with respect to the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Audit and Related Fees

Our former accounting firm, Whitley Penn billed the Company and its subsidiaries fees as set forth in the table below for (i) the audit of the Company’s 2024 annual financial statements, (ii) the reviews for the first, second and third quarter 2025 and 2024 quarterly financial statements and review of other documents filed with the SEC, and (iii) other work performed by Whitley Penn. The Audit Committee reviews and pre-approves both audit and all permissible non-audit services provided by our independent registered public accounting firm, and, accordingly, all services and fees in the 2024 and 2025 fiscal years were pre-approved by the Audit Committee.

	Fiscal year ended December 31, 2025	Fiscal year ended December 31, 2024
Audit Fees	$ 1,305,317	$ 699,713
Audit-Related Fees	$ 227,213	$ 140,544
Tax Fees	$ —	$ —
All Other Fees	$ —	$ —
Total	$ 1,532,530	$ 840,257

Fees included in “audit fees” in the table above are fees associated with the annual audit, including reviews of the Company’s 10-Q filings.

Representatives of Withum are expected to be at the Meeting with the opportunity to make a statement if they desire, and to take questions from shareholders.

Audit Committee Report

Withum provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the auditors’ communications with the Audit Committee concerning independence. The Audit Committee also discussed with the auditors any relationships that may impact the independence of the auditors. The Audit Committee reviewed and discussed with the independent auditors all matters required to be discussed by Standards of the PCAOB and the SEC, including those described in Auditing Standard No. 1301.

The Audit Committee reviewed the Company’s audited financial statements as of and for the year ended December 31, 2025, and discussed them with management and the independent auditors. Based on such review and discussions described in this report, the Audit Committee recommended to the Board, and the Board subsequently approved the recommendation, that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

William H. Flores (Chair)

Adam Sharkawy

Eli Spiro

April [•], 2026

This report of the Audit Committee shall not be deemed “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act except to the extent that we specifically incorporate this report by reference.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEM 2 TO RATIFY THE SELECTION OF WITHUMSMITH + BROWN PC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

ITEM 3: APPROVAL OF A PROPOSAL AUTHORIZING THE BOARD OF DIRECTORS OF THE COMPANY TO ENACT ONE OR MORE REVERSE SPLITS OF ITS SHARES AT A CUMULATIVE RATIO BETWEEN ONE TO 5 AND ONE TO 250 IN THE BOARD’S DISCRETION

Item 3 is to authorize the Company’s Board of Directors, in its sole and absolute discretion and without further stockholder approval, to effect a reverse stock split (“Reverse Stock Split”) of our outstanding shares of common stock at any time before the next Annual General Meeting at a ratio to be determined by the Company’s Board of Directors ranging from a cumulative ratio of one to 5 to a cumulative ratio of one to 250 by amending the Second Amended and Restated Certificate of Incorporation of the Company at such time and date, if at all, as determined by the Board of Directors in its sole discretion, provided that all fractional shares as a result of the reverse stock split shall be automatically rounded up to the nearest whole share.

The Board of Directors believes that a proposed reverse stock split authorization is desirable to avoid future delisting by NASDAQ or delisting warnings from NASDAQ, and to ensure that shares will be available, if needed, for issuance of grants of equity awards, possible acquisitions of companies, products, or technologies, potential business and financial transactions, and other corporate purposes. Our Board of Directors has approved and has recommended that our stockholders approve this Item 3. If the stockholders approve this proposal, one or more reverse stock splits will be effected only upon a determination by the Board of Directors that each such reverse stock split is in the best interests of the stockholders at that time. In connection with any determination to effect a reverse stock split, the Board of Directors will set the timing for such a split and select the specific ratio from within the range of ratios set forth herein.

The determination as to whether the reverse stock splits will be effected and, if so, pursuant to which ratio, will be based upon those market or business factors deemed relevant by the Board of Directors at that time, including, but not limited to:

•our ability to continue our listing on the NASDAQ;

•existing and expected marketability and liquidity of the common stock;

•the historical and then-prevailing trading price and trading volume of the common stock;

•prevailing stock market conditions;

•general economic conditions in our industry;

•the anticipated impact of the reverse split on the trading market for our common stock;

•the anticipated impact of the reverse split on our ability to raise financing;

•business developments affecting the Company;

•the likely effect on the market price of the Company’s Common Stock;

•the marketability and liquidity of the Company’s Common Stock;

•our market capitalization before, and anticipated market capitalization after, the Reverse Stock Split;

•the number of authorized and unissued shares of common stock available under our Certificate of Incorporation prior to the Reverse Stock Split;

•the number of shares of common stock reserved for future issuance prior to the Reverse Stock Split; and

•the estimated number of additional shares of common stock our Board expects to be required or desirable to raise the additional financing necessary to operate our business and satisfy our obligations and otherwise for the continued growth and development of our business following the Reverse Stock Split.

Our Board of Directors believes that stockholder approval granting us discretion to set the actual ratio within the range described above, rather than stockholder approval of a specified ratio, is in our best interests and those of our stockholders because it is not possible to predict market conditions at the time the Reverse Stock Splits would be implemented. This proposal provides us with maximum flexibility to achieve the desired results of the Reverse Stock Splits and to react to many factors that may affect how we determine the ratio. These factors include, the then-current market conditions and volatility in the market price of our common stock, setting a ratio that is intended to maintain for the foreseeable future, given market fluctuations, and achieving a stock price well in excess of $1 per share to avoid potential future delisting from the NASDAQ, amongst others. The delisting from NASDAQ could have an adverse effect on our business, liquidity, and on the trading of our common stock due to, among other things, potential loss of confidence by partners, lenders, suppliers, customers, and employees, and increased difficulty in raising capital. Therefore, we believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions.

We also believe that an increased market price of our common stock may improve the marketability and liquidity of our common stock and encourage interest and trading in our shares of common stock, as well as bring the price of our common stock to a level commensurate with peer companies. In addition, a low per share price may negatively impact our acceptability to certain institutional investors, professional investors, and other market participants.

If the Reverse Stock Split Proposal is approved by our stockholders, our Board will have the discretion to implement the Reverse Stock Splits or to not effect the Reverse Stock Splits at all.

If our stockholders approve the Reverse Stock Split Proposal, the Reverse Stock Splits will be effected, if at all, only upon a determination by the Board that the Reverse Stock Splits are in our best interests and those of our stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Splits. If our Board does not implement the Reverse Stock Splits prior to our next Annual General Meeting, the authority granted in this proposal to implement the Reverse Stock Splits will terminate and the Reverse Stock Splits will be abandoned.

If the Board of Directors determines to implement a reverse stock split, we intend to issue a press release announcing the terms and effective date of the reverse stock split before we file the Certificate of Amendment with the Secretary of State of the State of Delaware.

No fractional shares will be issued in connection with a reverse stock split. To avoid the existence of fractional shares of the common stock, any fractional shares that would otherwise be issued as a result of the reverse stock split will be rounded up to the nearest whole share.

If our Board of Directors determines that effecting a reverse stock split is in the best interest of the Company and its stockholders, the reverse stock split will become effective upon the filing of a Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The form of the proposed Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation to effect the reverse stock split will be in substantially the form as attached to this Proxy Statement as Annex A. The Certificate of Amendment filed thereby will set forth the number of shares to be combined into one share of our Common Stock within the limits set forth in this proposal, but will not have any effect on the number of shares of common stock or preferred stock currently authorized, the ability of our Board to designate preferred stock, the par value of our common or preferred stock, or any series of preferred stock previously authorized (except to the extent such reverse stock split adjusts the conversion ratio of such previously designated preferred stock). The description of the Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Amendment, which is attached hereto as Annex A.

Effect of the Reverse Stock Split

If approved by our stockholders and implemented by the Board of Directors, as of the effective time of the Certificate of Amendment, each issued and outstanding share of our common stock would immediately and automatically be reclassified and reduced into a fewer number of shares of our common stock, depending upon the ratio selected by the Board of Directors, which could range between a ratio of one to 5 and a ratio of one to 250, on a cumulative basis, provided that all fractional shares as a result of the split shall be automatically rounded up to the next whole share.

Except to the extent that the reverse stock split would result in any stockholder receiving an additional whole share of common stock in connection with the rounding of fractional shares or any dilution to other stockholder in connection therewith, as described below, the reverse stock split will not:

•affect any stockholder’s percentage ownership interest in us;

•affect any stockholder’s proportionate voting power;

•substantially affect the voting rights or other privileges of any stockholder; or

•alter the relative rights of common stockholders, convertible notes holders, or holders of equity awards.

Depending upon the ratio selected by the Board of Directors, the principal effects of the reverse stock split are:

•the number of shares of common stock issued and outstanding will be reduced by a cumulative factor ranging between 5 and 250, notwithstanding any rounding;

•the per share exercise price will be increased by a cumulative factor between 5 and 250 at the time of the reverse split, and the number of shares issuable upon exercise shall be decreased by the same factor, for all outstanding equity awards, and other convertible or exercisable equity securities entitling the holders to purchase shares of our common stock;

•the number of shares authorized and reserved for issuance under our existing equity plans will be reduced proportionately; and

•the conversion rates for holders of our outstanding convertible securities will be adjusted proportionately, subject to their terms.

The following table contains approximate information as at April 6, 2026 relating to our outstanding common stock, including the shares of common stock underlying outstanding convertible securities (assuming the current optional conversion price), outstanding equity awards (including under our equity plans), and the impact of the reverse stock split thereon under certain proposed ratios:

	No Reverse Split	One-to-5	One-to-250
Common Stock	34,337,568	6,867,514	137,350
Public Warrants	29,939	5,988	120
Private Warrants	18,827	3,765	75
SPA Warrants	11,838	2,368	47
November 2024 Convertible Debentures	2,024,318	404,864	8,097
Series A Preferred Stock	11,770,924	2,354,185	47,084
Series B Preferred Stock	5,280,359	1,056,072	21,121
Series C Preferred Stock	2,232,267	446,453	8,929
September 2023 Term Loan	6,170	1,234	25
January 2024 Term Loan	670,631	134,126	2,683
RSUs and Options under Equity Plans	84,887	16,977	340

If one or more reverse stock splits are implemented, each Certificate of Amendment will not reduce the number of shares of our common stock or preferred stock authorized under our Second Amended and Restated Certificate of Incorporation, as amended, the right of our Board of Directors to designate preferred stock, or the par value of our common or preferred stock.

Additionally, as of the date of this Proxy Statement, we do not have any current plans, agreements, or understandings with respect to the additional authorized shares that will become available for issuance after the reverse stock split has been implemented.

Stockholders will not receive fractional shares in connection with the reverse stock splits. Instead, stockholders otherwise entitled to fractional shares will receive an additional whole share of our common stock. For example, if the Board of Directors effects a one-for-ten split, and you held nine shares of our common stock immediately prior to the effective date of the Certificate of Amendment, you would hold one share of the Company’s common stock following the reverse stock split.

Effective Time and Implementation of the Reverse Stock Split

The effective time for the reverse stock split will be the date on which we file the Certificate of Amendment with the office of the Secretary of State of the State of Delaware or such later date and time as specified in the Certificate of Amendment.

Holders of pre-reverse split shares of our Common Stock (“Old Shares”), after the effective date, may, but are not required to, contact our transfer agent regarding the procedure for surrendering to our transfer agent, certificates representing Old Shares in exchange for certificates representing post-reverse split shares (“New Shares”). No new certificates will be issued to a stockholder until or unless such stockholder has surrendered such stockholder’s outstanding certificate(s) together with such information, fees, and documentation as the transfer agent may require, to the transfer agent for reissuance. Stockholders should not destroy any stock certificate. We and the transfer agent will adjust record stockholder’s shareholdings in our records regardless of whether any certificates evidencing Old Shares are returned for reissuance in order to evidence New Shares and therefore, stockholders are not required to return their certificates for reissuance unless they want to. In the event stockholders do not have their certificates representing Old Shares reissued for certificates evidencing New Shares, such certificates will still only provide rights and ownership of the adjusted number of New Shares in connection with the reverse stock split, when presented for voting or transfer, even if the certificates still list the number of Old Shares prior to the reverse stock split.

Stockholders whose shares are held in book-entry form or by their stockbroker do not need to submit old share certificates for exchange. These stockholders’ book-entry records or brokerage accounts will automatically reflect the new quantity of shares based on the selected reverse stock split ratio.

Beginning on the effective date of the reverse stock split, each certificate or other share ownership record representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares, subject to the rounding up of fractional shares to the next whole share. Stockholders should not destroy any stock certificates or submit any stock certificates to the Company or its transfer agent unless instructed to do so in the future.

The reverse stock splits will not affect the par value of our common stock ($0.0001 per share). However, at the effective time of the reverse stock split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss would be expected to be proportionally higher because there will be fewer shares of our common stock outstanding.

No Appraisal Rights

Neither Delaware law, our Second Amended and Restated Certificate of Incorporation, nor our Amended and Restated Bylaws provide for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares, and we will not independently provide stockholders with any such right.

Certain Risks Associated with the Reverse Stock Split

Before voting on this Item 3, you should consider the following risks associated with the implementation of the Reverse Stock Split:

•The price per share of our Common Stock after the reverse stock splits may not reflect the ratio implemented by the Board of Directors and the price per share following the effective time of the reverse stock split may not be maintained for any period of time following the reverse stock split.

•We cannot assure you that the Reverse Stock Splits will increase the market price of our common stock by a multiple of the reverse stock split ratio, or result in any permanent or sustained increase in the market price of our common stock. Other factors, which may be unrelated to the number of shares outstanding such as our financial results, market conditions, and the market perception of our business may adversely affect the market price of the Company’s common stock, and as a result, there can be no assurance that the reverse stock split would result in the intended benefits described herein, that the market price of the Company’s common stock would increase following the reverse stock split, that the market price of the Company’s common stock would not decrease in the future, or that our common stock would maintain a high enough price per share to permit its continued listing on NASDAQ.

•Some investors may view the reverse stock splits negatively because it reduces the number of shares of common stock available in the public trading market or otherwise has a negative market perception.

•Following the reverse stock splits, we may still run the risk of non-compliance under the listing standards of NASDAQ in the future, which could cause the Company to be delisted or subject to delisting.

•Effecting the reverse stock splits may not attract additional institutional or other potential investors, or result in a sustained market price that is high enough to overcome certain investor policies and practices.

•The trading liquidity of our common stock could be adversely affected by the reduced number of shares outstanding after the reverse stock splits. Our Board believes that the Reverse Stock Splits may result in an increase in the market price of our common stock, which could lead to increased interest in our common stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Splits will also reduce the total number of outstanding shares of common stock, which may lead to reduced trading and a smaller number of market makers for our common stock, particularly if the price per share of our common stock does not increase as a result of the Reverse Stock Split.

•If a reverse stock split is implemented by the Board of Directors, some stockholders may consequently own less than 100 shares of our common stock. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares following the reverse stock split may be required to pay higher transaction costs if they should then determine to sell their shares of the Company’s common stock.

•A stockholder who receives a “round up” from a fractional share to a whole share may have a tax event based on the value of the “rounded up” share provided to the stockholder. The Company believes such tax event will be minimal or insignificant for most stockholders.

•The Reverse Stock Splits will increase the number of authorized and unissued shares of common stock. The Reverse Stock Splits will effectively increase the number of our authorized and unissued shares of common stock available for future issuance. Because the number of issued and outstanding shares of common stock would decrease as a result of the Reverse Stock Splits, the number of shares remaining available for issuance under our authorized pool of common stock would correspondingly increase. Future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders. The issuance of authorized but unissued stock could be used to deter a potential takeover of our company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of our Board. See the section below for more information.

•The Company completed a reverse stock split on September 5, 2025 (the “September 2025 Reverse Stock Split”) and it is currently within one year period since the September 2025 Reverse Stock Split. If the price of our Common Stock fails to satisfy the Minimum Bid Price

Requirement on or before September 5, 2026, the Company will not be eligible for any compliance period specified in Rule 5810(c)(3)(A) and the Listing Qualifications Department will issue a Staff Delisting Determination under Rule 5810 with respect to our Common Stock, which would then be subject to delisting by Nasdaq. In addition, if the Company implements the Reverse Stock Split on or before September 5, 2027 with a cumulative ratio combined with the September 2025 Reverse Stock Split of 250 shares or more -to -one, and the price of our Common Stock subsequently fails to satisfy the Minimum Bid Price Requirement, then the Company will not be eligible for any compliance period specified in Rule 5810(c)(3)(A) and the Listing Qualifications Department will issue a Staff Delisting Determination under Rule 5810 with respect to our Common Stock, which would then be subject to delisting by Nasdaq. If the Company effects the Reverse Stock Split while its Common Stock satisfies the Minimum Bid Price Requirement, the Reverse Stock Split would not trigger delisting under new Nasdaq Rule 5810(c)(3)(A)(iv).

Potential Anti-Takeover Effect

Although the number of authorized shares of our common stock will not change as a result of the Reverse Stock Splits, the number of shares of our common stock issued and outstanding will be reduced, which will effectively increase the number of authorized and unissued shares of our common stock available for future issuance. This effective increase in the number of shares available for issuance will provide the Board with the authority, without further action of the stockholders, to issue additional shares of common stock from time to time in such amounts as the Board deems necessary. Without limitation of the foregoing, additional shares may be issued in connection with (1) future capital raising transactions through the sale of common stock and/or securities convertible into or exercisable for common stock in the private and/or public equity markets; (2) future merger and acquisition transactions, strategic collaborations and partnerships and/or licensing arrangements involving the issuance of our securities; (3) the provision of equity incentives to employees, officers, directors or consultants; and (4) other corporate purposes.

The increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for our combination with another company). However, the Reverse Stock Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board of Directors and stockholders. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in this proposed reverse stock split as a result of their ownership of shares of our Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners, Executive Officers and Directors.” However, we do not believe that our officers or directors have interests in this proposed reverse stock split that are different from or greater than those of any of our other shareholders.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of material U.S. federal income tax consequences of the proposed reverse stock split to holders of our common stock that are U.S. holders (as defined below) that hold our common stock as a capital asset (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the tax consequences described below. We have not sought and will not seek an opinion of counsel or ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service or a court will agree with such statements and conclusions.

This summary is for general information only and does not address all U.S. federal income tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, such as, for example, brokers and dealers in securities, currencies or commodities, banks and financial institutions, regulated investment companies, real estate investment trusts, expatriates, tax-exempt entities, governmental organizations, traders in securities that elect to use a mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the United States, insurance companies, persons holding shares of our common stock as part of a hedging, integrated, or conversion transaction or a straddle or persons deemed to sell shares of our common stock under the constructive sale provisions of the Code, persons that hold more than 5% of our common stock, persons that hold our common stock in an individual retirement account, 401(k) plan or similar tax-

favored account, or partnerships or other pass-through entities for U.S. federal income tax purposes and investors in such entities. This summary does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift tax consequences), the Medicare tax on net investment income, the alternative minimum tax or any U.S. state, local or foreign tax consequences. Furthermore, this summary does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed reverse stock split, whether or not they are in connection with the proposed reverse stock split.

For purposes of this summary, a “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes, an individual who is a citizen or resident of the United States; (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity (or arrangement) classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If a holder of our common stock is a partner of a partnership holding shares of our common stock, such holder should consult his or her own tax advisor.

This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. Holders of our common stock are urged to consult their own tax advisor with respect to the application of United States federal income tax laws to their particular situation as well as any tax considerations arising under other United States federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

The reverse stock split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Assuming the reverse stock split qualifies as a recapitalization, a U.S. holder will not recognize any gain or loss for U.S. federal income tax purposes upon the reverse stock split, except that a U.S. holder whose fractional share resulting from the reverse stock split is rounded up to the nearest whole share may recognize income or gain for U.S. federal income tax purposes equal to the value of the additional fractional share. A U.S. holder’s aggregate tax basis in the common stock received pursuant to the reverse stock split will equal the U.S. holder’s tax basis in its common stock surrendered in the reverse stock split in exchange therefor increased by any income or gain attributable to the rounding up of fractional shares. The holding period of the U.S. holder’s common stock received pursuant to the reverse stock split will include the holding period of the common stock surrendered in the reverse stock split in exchange therefor. The portion of the shares received by a U.S. holder that are attributable to rounding up for fractional shares will have a holding period commencing on the effective date of the reverse stock split. U.S. holders that have acquired different blocks of our common stock at different times or at different prices are urged to consult their own tax advisors regarding the allocation of their aggregated adjusted basis among, and the holding period of, our common stock.

Required Vote and Recommendation of Board of Directors

Approval of Item 3 requires the affirmative vote of stockholders representing a majority of votes cast at the Meeting. Abstentions will have no effect on the outcome of this vote. Because Item 3 is considered a “routine” proposal, we do not expect any broker non-votes.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEM 3 AUTHORIZING THE BOARD OF DIRECTORS OF THE COMPANY TO ENACT ONE OR MORE REVERSE SPLITS OF ITS SHARES AT A CUMULATIVE RATIO BETWEEN ONE TO 5 AND ONE TO 250 IN THE BOARD’S DISCRETION.

ITEM 4: AUTHORIZED SHARES PROPOSAL

We are seeking approval of a proposed amendment (the “Authorized Shares Amendment”) of our Second Amended and Restated Certificate of Incorporation (the “Charter”), as amended, to increase the number of shares of authorized Common Stock from 625,000,000 to 1,500,000,000.

Background

Article IV of our Charter currently authorizes the Company to issue up to 625,000,000 shares of Common Stock and 10,000,000 shares of preferred stock of the Company, par value $0.0001 per share (“Preferred Stock”). As of April 2, 2026, 34,337,568 shares of Common Stock were issued, including no shares held as treasury shares, with warrants outstanding to purchase up to an aggregate of 60,602 shares of Common Stock, 676,801 shares of Common Stock underlying outstanding convertible term loans, 2,024,318 shares of Common Stock underlying outstanding convertible debentures, 19,283,550 shares of Common Stock underlying outstanding convertible preferred equity, 492 shares of Common Stock underlying stock options under the Company’s equity incentive plan, and 1,030,797 shares of Common Stock reserved for possible future issuance pursuant to the remaining authorized and unissued stock awards under the Company’s equity incentive plan. The adoption of the proposed Authorized Shares Amendment would provide for an additional 875,000,000 authorized shares of Common Stock for future issuance, which would bring the aggregate total of authorized shares of capital stock to 1,510,000,000, composed of 1,500,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

The Authorized Shares Amendment amends and restates the first sentence of Article IV of our Charter in its entirety to read as follows:

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock which the Corporation shall have authority to issue is 1,510,000,000. The total number of shares of Common Stock that the Corporation is authorized to issue is 1,500,000,000, having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is 10,000,000, having a par value of $0.0001 per share.

Reasons for Seeking Stockholder Approval

A proposed amendment to our Charter is to ensure that the Company has a sufficient number of authorized shares of our Common Stock for future corporate needs. The additional shares of our Common Stock may be used for various purposes without further stockholder approval (except as required, or limited, by law or the Nasdaq Marketplace Rules (the “Nasdaq Listing Rules”)). These purposes may include: (i) raising capital, if the Company has an appropriate opportunity, through offerings of Common Stock or securities that are convertible into Common Stock; (ii) exchanging Common Stock or securities that are convertible into Common Stock for other outstanding securities; (iii) providing equity incentives to employees, officers, directors, customers, consultants, or advisors; (iv) expanding the Company’s business through the acquisition of other businesses or assets; (v) stock splits, dividends, and similar transactions; (vi) debt or equity restructuring or refinancing transactions; and (vii) other corporate purposes.

The Board has not proposed the increase in the number of authorized shares of Common Stock with the intent of preventing or discouraging any actual or threatened tender offers or takeover attempts of the Company and the Board is not currently aware of any attempt or plan to acquire control of the Company. Rather, the Authorized Shares Amendment has been prompted by business and financial considerations, as set out above, and it is the intended purpose of the Authorized Shares Amendment to provide greater flexibility to the Board in considering and planning for our potential future corporate needs.

Rights of Additional Authorized Shares

The additional authorized shares contemplated by the Authorized Shares Amendment would be a part of the existing class of our Common Stock and, if issued, would have the same rights and privileges as the shares of our Common Stock presently issued and outstanding. Holders of shares of our Common Stock (solely in their capacity as holders of shares of our Common Stock) have no preemptive rights or rights to convert their shares of our Common Stock into any other securities. Accordingly, should the Board elect to issue additional shares of our Common Stock, existing holders of shares of our Common Stock would not have any preferential rights to purchase the shares.

Effect on Current Stockholders

Future issuance of Common Stock or securities convertible into our Common Stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of our Common Stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company under a possible takeover scenario. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This Item 4 is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties. The Authorized Shares Amendment does not affect the number of shares or rights of preferred stock authorized.

Effectiveness of the Amendment

If this Item 4 is approved by the Company’s stockholders, the Authorized Shares Amendment will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State, which the Company intends to do promptly following the Annual Meeting. If this Item 4 is not approved by the Company’s stockholders, the Authorized Shares Amendment will not be implemented, and the Company’s capitalization will remain as it is currently.

The Authorized Shares Amendment contemplated by this Item 4 is not conditioned upon the approval of any of other proposal.

Required Vote and Recommendation of Board of Directors

Approval of Item 4 requires the affirmative vote of a majority of the stock of the Company entitled to vote. Abstentions will count as a vote against this Item 4. Because Item 4 is considered a “routine” proposal, we do not expect any broker non-votes.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 625,000,000 TO 1,500,000,000 SHARES.

ITEM 5: APPROVAL OF AN AMENDMENT TO THE NAUTICUS ROBOTICS, INC. 2022 OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF AVAILABLE SHARES TO 6,000,000

On April 6, 2026, our Board adopted an amendment (the "Amendment") to the Nauticus Robotics, Inc. 2022 Omnibus Incentive Plan (the “Plan” ), subject to shareholder approval. Our common stock is listed on Nasdaq and we are subject to Nasdaq rules and regulations. Nasdaq rules require stockholder approval for any material revision to an equity compensation plan. We are seeking stockholder approval of the Amendment because it is deemed a material revision to the Plan. Further, the terms of the Plan require stockholder approval of any amendment to the Plan that increases the number of shares available for issuance thereunder.

Stockholder Vote

The Plan was originally approved by our stockholders at the Company’s special meeting of stockholders on September 6, 2022. The Amendment will become effective on the date it is approved by our stockholders. If this Proposal is approved by our stockholders, we intend to file with the SEC a registration statement on Form S-8 covering the additional 4,830,109 shares of our common stock issuable under the Plan.

If our stockholders do not approve this Proposal, the Amendment will not become effective, and the current Plan will continue in full force and effect subject to the limitations set forth therein. However, as a result of the limited number of shares remaining available for issuance under the Plan, our projections show that the current share reserve will not likely be sufficient to cover anticipated new equity grants needed during and beyond 2026.

To have an adequate supply of shares available for future equity awards to attract, retain, motivate and expand the team responsible for executing our business strategy and objectives, the Board unanimously recommends that the stockholders approve the Amendment to the Plan providing for a reserve of an additional 4,830,109 new shares for future stock-based incentives.

Therefore, we are asking you to approve an amendment to the Plan to increase the number of shares of our common stock available for the granting of awards under the Plan from its current limit of 1,169,891 shares to 6,000,000 shares, or an increase of 4,830,109 shares. Based on our projected usage, the Compensation Committee estimates that the shares available under the Plan after this amendment will be sufficient to provide grants until 2027. This timeline is simply an estimate used to determine the number of shares of common stock requested under the Plan, assuming the potential for maximum achievement of performance goals under performance-based awards. However, future circumstances may require a change to expected equity grant practices. Our share usage may vary from our historical practice depending on a number of factors, including the size of our workforce, and the share reserve under the Plan could last for a shorter or longer time. Only the number of available shares is amended by this amendment. The other terms and conditions of the Plan remain unchanged. A copy of the Plan as amended by the Amendment is attached to this Proxy Statement as Annex B.

Purpose of the Plan

The purpose of the Plan is to assist us in (i) attracting and retaining the best available personnel for positions of substantial responsibility, (ii) motivating personnel by providing additional incentives to employees, non-employee directors, and individual consultants, including providing financial incentives for individual performance, and (iii) promoting the success of the Company’s business interests.

Equity Compensation Plan Information

This table provides certain information as of December 31, 2025, with respect to the Company’s equity compensation plans. The following table is presented as of December 31, 2025 in accordance with SEC requirements:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining available for Future Issuance Under Equity Compensation Plans (excluding column (a))
Equity compensation plans approved by shareholders[1]	84,887	$647.21	1,030,797
Equity compensation plans not approved by shareholders	—	—	—
Total	84,887	$647.21	1,030,797

1. All shares available for future issuance are available under the Nauticus Robotics, Inc. 2022 Omnibus Incentive Plan.

Usage of Shares for Awards

During 2024, 2025 and 2026, the grants of shares under the Plan are shown in the table below. All grants are reported taking into account the reverse stock splits that took place on July 18, 2024 and September 5, 2025.

Grant Year	Options	Time-Based Restricted Stock	Performance Based Awards	Total Full-Value Awards
2024	—	26,173	—	26,173
2025	—	36,142	—	36,142
2026	—	193,129	—	193,129

During the period from 2024 to 2026, awards representing 35,039 shares were forfeited.

The recipients of the grants under the Plan were as follows:

	2024		2025		2026
Participant	Shares	%	Shares	%	Shares	%
Named Executive Officers	14,048	39%	23,334	21%	—	— %
Other Executive Officers	—	— %	12,808	12%	193,129	100%
Non-employee Directors	11,596	32%	72,037	67%	—	— %
Other Employees	10,498	29%	—	— %	—	— %
Service Providers	—	— %	—	— %	—	— %
Total	36,142	100%	108,179	100%	193,129	100%

Future Issuances Under the Plan

Under the Plan, shares are reserved in a number sufficient to satisfy the maximum shares that may be issued under an award. Shares awarded under the Plan that terminate by expiration, forfeiture, cancellation, or otherwise shall again be available for awards under the Plan, but shares that are used to cover tax withholding or option exercise prices cannot be reused under the Plan.

As of April 6, 2026, approximately 24 persons were eligible to receive awards under the Plan, including all of our executive officers and non-employee directors.

Future grants under the Plan will be made at the discretion of our Board or the Compensation Committee, and, accordingly, future benefits under the Plan are not currently determinable. The 2025 Summary Compensation Table appearing elsewhere in this Proxy Statement shows the equity awards that were made under the Plan in 2024, 2025 and 2026 (year to date) to our named executive officers.

On April 6, 2026, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.52. Because the Company’s share price is low based on a historical basis, more shares are needed to provide the value needed to recruit and retain key employees and management. The ability to use shares to compensate our employees and executives allows us to preserve cash while still retaining talent necessary for our business.

Description of the Plan

The following summary of the material features of the Plan is qualified in its entirety by reference to the full text of the Plan, as amended by the Amendment, which is incorporated herein by reference to Annex B to this Proxy Statement.

Administration

The Plan is administered by the Board of Directors and the Compensation Committee of the Board (the “Administrator”). The Administrator has the power and authority to:

•determine eligible recipients, whether options, stock appreciation rights, restricted shares, restricted stock units, other share-based awards, other cash-based awards or a combination of the foregoing are granted to participants;
•determine the terms and conditions of each award granted, consistent with the Plan;
•determine the terms and conditions of award agreements evidencing the awards;
•determine fair market value of awards;
•determine duration and purpose of leaves of absence before termination of employment for purposes of awards;
•adopt, alter and repeal administrative rules, guidelines and practices governing the Plan;
•reconcile any inconsistency in, correct any defect in, and/or supply any omission in the Plan or award agreement related to the Plan; and
•construe and interpret the terms and provisions of the Plan and any award issued under the Plan.

Shares Reserved For Issuance

The Administrator was authorized to deliver an aggregate of 8,096,209 shares (calculated on shares prior to the reverse stock splits on July 18, 2024 and September 5, 2025) under the Plan as of the original date of the Plan. The total number of shares authorized for issuance under the Plan was increased to 25,000,000 shares (calculated on shares prior to the reverse stock split on July 18, 2024), which was adjusted to 694,445 shares following the reverse stock split on July 18, 2024. The total number of shares authorized for issuance under the Plan was increased to 2,750,000 shares (calculated on shares prior to the reverse stock split on September 5, 2025), which was adjusted to 305,556 shares following the reverse stock split on September 5, 2025. The total number of shares reserved and that may be issued automatically increases on the first trading day of each calendar year by 3% of the total number of outstanding common stock on the last day of the prior calendar year. The number of reserved shares has thus increased to 1,169,891 as of April 6, 2026. The maximum number of shares during any fiscal year to any non-employee director, taken together with any cash fees paid to such director, shall not exceed $500,000 of value. Shares subject to an award that are forfeited, canceled, settled or otherwise terminated without distribution are deemed to be available for awards.

Equitable Adjustments

In the case of any change of capitalization (as defined in the Plan), including a Change of Control, an equitable substitution or proportionate adjustment shall be made as may be determined by the Administrator in the aggregate number of shares reserved under the Plan, the kind, number and exercise price of options and stock appreciation rights, and the kind, number and purchase price of shares of common stock subject to outstanding restricted shares or other share based awards.

Eligibility

Participants in the Plan shall be selected by the Administrator from employees, non-employee directors and consultants of the Company.

Options

The Administrator may grant options to participants. Solely with respect to participants who are employees, the Administrator may grant incentive stock options, nonqualified stock options or both. With all other participants, the Administrator may grant only nonqualified stock options. If the Administrator grants incentive stock options, then to the extent the fair market value of shares with respect to such stock options are exercisable for the first time by any individual during any calendar year exceeds $100,000, such options will be treated as nonqualified stock options to the extent required by the Internal Revenue Code Section 422. The maximum number of shares that may be issued pursuant to options intended to be incentive stock options is 24,989 (adjusted to account for the reverse stock splits on July 18, 2024 and September 5, 2025). The exercise price of shares purchasable under an option shall be determined by the Administrator but in no event be less than 100% of the fair market value of a share on the date of grant. No incentive stock option granted to a 10% stockholder of the Company shall have an exercise price less than 110% of the fair market value of a share on the date of grant. The maximum term of each option shall be fixed by the Administrator but in no event shall an option be exercisable more than 10 years after the date of grant, or 5 years after the date of grant if to a 10% stockholder of the Company. Each option shall be exercisable at such times and subject to such conditions as the Administrator may determine. The Administrator may accelerate exercisability. Participants have no rights to dividends or any other rights of a stockholder under an option until the participant has given written notice of exercise and has paid in full for such shares.

Stock Appreciation Rights

Stock appreciation rights may be granted alone or in conjunction with all or any part of any option granted under the Plan. Any related right that relates to a nonqualified stock option may be granted at the same time as the option or any time before the exercise or expiration of the option. Any related right that relates to an incentive stock option must be granted at the same time an incentive stock option is granted. The Administrator shall determine the eligible recipients, the number of shares of stock, the price per share and all other conditions of stock appreciation rights. Stock appreciation rights that are free standing rights shall be exercisable at such times and subject to such terms and conditions as shall be determined by the Administrator. Stock appreciation rights that are related to options shall be exercisable only at such time and to the extent that the options to which they relate shall be exercisable.

Restricted Shares

Restricted shares may be issued alone or in addition to other awards under the Plan. The Administrator shall determine the eligible recipients to whom, and the time or times at which, grants of restricted shares shall be made, the number of shares to be awarded, the price (if any) to be paid, the restricted period, the performance goals (if any) and all other conditions of restricted shares. Participants generally shall have the rights of a stockholder of the Company with respect to restricted shares during the restriction period.

Restricted Stock Units

Restricted stock units may be issued alone or in addition to other awards granted under the Plan. The Administrator shall determine the eligible recipients to whom, and the time or times at which, grants of restricted stock units shall be made, the number of shares to be awarded, the price (if any) to be paid, the restricted period (if any), the performance goals (if any) and all other conditions of restricted stock units. Participants holding restricted stock units have no voting rights but may, at the Administrator’s discretion, carry a right to dividend equivalents.

Other Share-Based or Cash-Based Awards

The Administrator is authorized to grant awards in the form of other share-based award or other cash-based awards, as deemed to be consistent with the Plan by the Administrator. The Administrator shall determine the terms and conditions of any such awards.

Change in Control

The Administrator may provide in an award agreement that an award will vest on an accelerated basis upon a participant’s termination of employment in connection with a change of control or upon the occurrence of any other event that the administrator may set forth in the award agreement. If the Company is a party to an agreement that is reasonably likely to result in a change in control, such agreement may provide for: (i) the continuation of any award by the Company, if the Company is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any award, or (iv) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise or grant price) , or, if the per share exercise or grant price equals or exceeds the change in control price or if the Administrator determines that the award cannot reasonably become vested pursuant to its terms, such award shall terminate and be canceled without consideration. To the extent that restricted shares, restricted stock units or other awards settle in shares of common stock in accordance with their terms upon a change in control, such shares of common stock shall be entitled to receive as a result of the change in control transaction the same consideration as the shares of common stock held by stockholders of the Company as a result of the change in control transaction.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences of the Plan generally applicable to us and to participants in the Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of the stock on the grant date and no additional deferral feature. When a nonqualified stock option is exercised, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares already held by the participant to pay the exercise price.

Restricted Stock Awards, Stock Units, Performance Shares and Performance Units. A participant generally will not have taxable income upon the grant of restricted stock, stock units, performance shares or performance units. Instead, the participant generally will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant if the participant makes a timely and proper Section 83(b) election for the award.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Section 162(m). Section 162(m) of the Code generally denies a tax deduction to any publicly held corporation for compensation paid to certain “covered employees” to the extent that such compensation paid in a taxable year to a covered employee exceeds $1 million. While the Compensation Committee considers the impact of Section 162(m) when making compensation decisions, the Compensation Committee reserves the right to grant awards under the Plan that may result in compensation to a covered employee in excess of the $1 million deduction limitation if it determines that such awards are in the best interests of the Company and its stockholders. No assurance can be given that compensation attributable to awards granted under the Plan will be treated as deductible by the Company.

Section 409A. Section 409A of the Code imposes additional significant taxes and penalties on a participant in the event that certain awards under the Plan constitute “deferred compensation” within the meaning of Section 409A and the requirements of Section 409A are not satisfied, including an additional 20% tax on the participant (in addition to income tax otherwise owed), plus interest. We intend that awards granted under the Plan will comply with, or otherwise be exempt from, the requirements of Code Section 409A, and the Plan and any award agreements issued thereunder will be interpreted and administered in a manner consistent with such intent.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares or otherwise settle an award under the Plan until all tax withholding obligations are satisfied.

New Plan Benefits

Because Awards granted under the Plan are at the discretion of the Compensation Committee, it is not possible to determine the benefits or amounts that will be received by or allocated to participants. Therefore, the New Plan Benefits Table is not provided. For information regarding the outstanding awards that have been granted, please see “Executive Officers and Compensation—Outstanding Equity Awards.”

Registration with the SEC

If this Proposal is approved by our stockholders, we intend to file with the SEC a registration statement on Form S-8 covering the additional 4,830,109 shares of our common stock issuable under the Plan.

Consequences of Failing to Approve the Proposal

If our stockholders do not approve this Proposal, the Amendment will not become effective, and the Plan will continue in full force and effect subject to the limitations set forth therein. However, as a result of the limited number of shares remaining available for issuance under the Plan, the Company will be limited in its ability to make long-term equity incentive awards to its employees and directors and may be required to provide compensation through other means, including in the form of cash awards, in order to attract and retain qualified personnel.

Required and Recommendation of the Board of Directors

The approval of the Amendment requires the affirmative vote (“FOR”) of the majority of the votes cast on the proposal. Abstentions and broker non-votes are not considered to be “votes cast” on this proposal, and as a result, abstentions and broker non-votes will have no impact on the outcome of the proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” ITEM NO. 5 TO APPROVE THE AMENDMENT TO THE NAUTICUS ROBOTICS, INC. 2022 OMNIBUS INCENTIVE PLAN.

ITEM 6: ADJOURNMENT PROPOSAL

Overview

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Meeting or any adjournment or postponement thereof. If our stockholders approve this Item 6, we could adjourn the Meeting, and any adjourned session of the Meeting, to use the additional time to solicit additional proxies in favor of the other proposals contained in this Proxy Statement.

Required Vote and Recommendation of Board of Directors

Approval of Item 6 requires the affirmative vote of stockholders representing a majority of votes cast at the Meeting. Abstentions and “broker non-votes,” if any, will have no effect on the outcome of this vote.

The Board of Directors believes that, if the number of voting shares voting in favor of any of the proposals presented at the Meeting is insufficient to approve a proposal, it is in the best interests of our stockholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal. Any signed proxies received by us in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Meeting as adjourned.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF A PROPOSAL TO ADJOURN THE MEETING TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT VOTES FOR, OR OTHERWISE IN CONNECTION WITH, ONE OR MORE OF THE OTHER ITEMS TO BE VOTED ON AT THE MEETING.

EXECUTIVE OFFICERS

The following disclosure describes the material components of the compensation for the Company’s “Named Executive Officers,” for the fiscal year ended December 31, 2025. The Company is an “emerging growth company” and a “smaller reporting company” under the federal securities laws. As such, the Company meets the compensation disclosure requirements of Item 402 of Regulation S-K by providing the reduced disclosures required of a “smaller reporting company.”

NAMED EXECUTIVE OFFICERS

Our named executive officers for 2025 were as follows:

•John W. Gibson Jr., Chief Executive Officer
•John Symington, General Counsel
•John D. Yamokoski, Chief Technical Officer

Executive Officers

Our current executive officers are:

•John W. Gibson, Jr., Chief Executive Officer
•Jimena Begaries, Interim Chief Financial Officer
•Michael Ferrier, General Counsel
•Robert D. Christ, President SeaTrepid

The following are the biographies of each of our current executive officers as of April 2, 2026:

John W. Gibson, Jr.’s biographical information is set forth earlier in this proxy statement.

Jimena Begaries. Ms. Begaries, age 44, currently serves as interim Chief Financial Officer of the Company, a position she has held since July 2025. Ms. Begaries is a finance services consultant with Flexible Consulting LLC, and has been providing services to the Company since April 2025. Prior to joining Flexible Consulting she held a number of positions in the finance department of Weatherford International (NASDAQ: WFRD) from 2004 through April 2025, including positions as North America Offshore Operational Controller from December 2021 to April 2025 and Director of Consolidations and Internal Reporting from April 2019 to November 2021. Ms. Begaries is fluent in Spanish, and her experience includes assignments in Argentina and Dubai. Ms. Begaries holds a BS degree in Business and Economics from Lehigh University, and an MBA from Pontificia Universidad Catolica Argentina .

Michael Ferrier. Mr. Ferrier, age 55, currently serves as General Counsel and Secretary of the Company, a position he has held since April 2026. Prior to joining the Company, Mr. Ferrier served as Assistant General Counsel at Berry Corporation (Nasdaq: BRY) from 2022 until March 27, 2026, where he advised on commercial transactions, regulatory compliance, and labor and employment matters. He also serves as counsel to Nova Ukraine, a 501(c)(3) nonprofit organization, advising on governance, regulatory compliance, and international operations. Previously, Mr. Ferrier served as General Counsel, Corporate Secretary, and Chief Human Resources Officer at Cenergy International Services, LLC from 2016 to 2018. He also held senior legal roles at Parker Drilling Company, including Deputy General Counsel from 2020 to 2022 and Associate General Counsel from 2018 to 2020. Earlier in his career, Mr. Ferrier held legal positions at Tesco Corporation and Stewart Title Guaranty Company, focusing on international transactions, litigation management, and compliance. Mr. Ferrier is admitted to practice law in Texas, New York, Florida, and New Jersey. Mr. Ferrier received his J.D., cum laude, from St. John’s University School of Law and his B.A. in Economics, magna cum laude, from Boston College.

Robert D. Christ. Mr. Christ, age 65, currently serves as President SeaTrepid, a position he has held since March 2025. Prior to joining the Company, he had been the president of SeaTrepid since 2003, when he founded SeaTrepid. He is also a co-founder of VideoRay, a micro-ROV manufacturer. Mr. Christ is FAA-licensed Airline Transport Pilot as well as a Certified Public Accountant., Mr. Christ co-authored “The ROV Manual” along with Bob Wernli (now in its second edition). He publishes regularly and is deeply involved with current industry initiatives including service as the Chairman of the ROV Committee for The Marine Technology Society. Mr. Christ holds a Bachelor’s degree in Aviation and a Bachelor’s degree in Accounting from Louisiana Tech University.

COMPENSATION OVERVIEW

Our executive compensation program has been designed to ensure that we are able to attract and retain talented and experienced executive officers, motivate and reward both individual and team efforts, enhance accountability of the executive officers to the Board, and align incentives of our executive officers with our shareholders’ interests.

Our Compensation Committee is responsible for establishing, implementing and monitoring our compensation program. Each year the Compensation Committee evaluates the design of executive compensation within the context of Company performance, strategic priorities and market expectations. Through this process, they determine the appropriate mix of cash and non-cash compensation and short- and long-term incentive compensation for our executive officers in order to reward near-term performance and to encourage commitment to our long-range goals.

Our 2025 executive compensation program consisted of base salary, short-term incentives and long-term incentives, as described below.

Our Compensation Committee considered data from published survey sources and information from our directors, management, and other sources to evaluate our executive compensation. Our Compensation Committee did not engage a compensation consultant in 2025.

Base Salary

The Company reviews base salaries annually for the named executive officers. The Company includes several factors when reviewing base salaries, including base salaries paid for comparable positions based on published survey data, the relationship among base salaries paid within the Company, and individual experience and performance.

For 2025, Mr. Gibson’s base salary was $250,000 per year, and Mr. Symington’s base salary was $300,000 per year.

2025 Short-Term and Long-Term Incentive Programs

Due to the transitional nature of the Company and the executive team at the Company during 2024 and 2025, the Company did not establish goals and parameters for short-term and long-term incentives during 2024. The Company expects to re-establish appropriate programs and incentives for the new executive team during the second quarter of 2026.

No long-term incentive awards were made during 2025 except for a long-term incentive award made to Mr. Symington pursuant to his offer letter dated August 9, 2024, which is described in the Summary Compensation Table below.

The Compensation Committee considered the performance of the executives on a case-by-case basis in evaluating short-term incentive awards for 2025. In consideration of their service during 2025, Mr. Gibson received a short-term incentive award of[$50,000, and Mr. Symington received a short-term incentive award of $30,000.

OTHER POLICIES, GUIDELINES AND PRACTICES RELATED TO EXECUTIVE COMPENSATION

Hedging and Pledging of Company Securities

Directors, officers and employees are prohibited by our Insider Trading Policy from hedging transactions related to our securities. This includes prohibitions on short-selling, options (other than those granted as compensation), puts or calls, swaps, collars, forwards, futures and other similar derivative transactions. Directors, officers and employees are also prohibited from pledging our securities or engaging in margin transactions related to our securities. None of the Company’s current executive officers or directors have pledged or hedged any common stock of the Company.

Clawback Policy

On November 7, 2023, our Board adopted a Dodd Frank Restatement Recoupment Policy (the “Clawback Policy") based on the rules mandated by the SEC and Nasdaq. The Clawback Policy generally provides that we will demand the repayment or return (to the extent permitted by governing law) of any portion of a performance-based cash or performance-based stock or similar bonus where: the payment was predicated upon the achievement of certain financial measurements that were subsequently the subject of a restatement and a lower payment would have been made to the employee based upon the restated financial results. In each of these instances, the Compensation Committee will have the discretion to determine the appropriate means to recover the erroneously awarded compensation, including without limitation: (a) seeking reimbursement of all or part of any cash or equity-based award, (b) canceling prior cash or equity-based awards, whether vested or unvested or paid or unpaid, (c) canceling or offsetting against any planned future cash or equity-based awards, (d) causing the forfeiture of deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder, and (e) any other method authorized by applicable law or contract. In addition, certain of our executive contracts allow the Company to enact claw back policies with retroactive effect (applicable to all forms of compensation) and are subject to any claw back policies enacted by applicable law or a securities exchange.

Equity Grant Practices

Due to the transitional nature of the Company and the executive team at the Company during 2024 and 2025, the Company did not establish goals and parameters for short-term and long-term incentives during 2025. The Company expects to re-establish appropriate programs and incentives for the new executive team during the second quarter of 2026. We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

No equity awards were made to our named executive officers during 2025 except for long-term incentive awards made to Mr. Symington pursuant to his offer letter dated August 9, 2024, which are described in the Summary Compensation Table below.
In fiscal year 2025, we did not grant awards of stock options, stock appreciation rights, or similar option-like instruments to our named executive officers or our employees.

Tax Gross-Ups on Severance

There are no tax gross-ups on any payments to executives, including severance payments.

Accounting for Stock-Based Compensation

The Company accounts for stock-based payments in accordance with the requirements of Accounting Standards Codification (ASC) Topic 718, “Stock Compensation.” Equity-based compensation is expensed over the requisite service period pursuant to the grant award terms. The Company considers the expense associated with stock-based incentive awards when granting such awards.

Section 409A

To the extent we permit executives to defer compensation, or we commit to deliver compensation at a later date than when earned and vested, we make every attempt to meet the requirements of Section 409A of the Internal Revenue Code (the “Code”). Failure to satisfy the Section 409A requirements could subject the executives receiving deferred compensation to a 20% excise tax.

SUMMARY COMPENSATION TABLE

The following table provides information concerning compensation earned in our fiscal years 2025 and 2024 by our named executive officers:

Name and Principal Position	Year	Salary	Bonus[1]	Stock Awards[2]	Non-Equity Incentive Plan Compensation	All Other Compensation[3]	Total
John W. Gibson Jr.	2025	$250,000	$50,000	$—	$—	$43,850	$343,850
Chief Executive Officer	2024	$226,500	$500,000	$1,181,230	$—	$35,829	$1,943,559
John Symington	2025	$300,000	$30,000	$210,000	$—	$9,000	$549,000
General Counsel	2024	$109,610	$10,000	$	$—	346	$113,077
John D. Yamokoksi	2025	$275,000	$—	$—	$—	$8,250	$283,250
Chief Technical Officer	2024	$275,000	$22,000	$—	$—	$8,250	$305,250

1. The amounts in this column represent annual discretionary bonus for all named executive officers.
2. The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for Mr. Symington, for RSUs granted as a sign-on equity award in connection with his offer letter dated August 9, 2024. For a discussion of the assumptions and methodologies used in calculating the grant date fair value, please refer to the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025
3. The amounts in this column represent (i) 401 (k) safe harbor contributions for all named executive officers, (ii) for Mr. Gibson, housing.

Narrative To Summary Compensation Table

Employment Agreements; Termination and Change in Control Benefits

Mr. Gibson. Mr. Gibson is party to an Employment Agreement dated February 21, 2024. Pursuant to the Agreement, Mr. Gibson will receive a base salary of $250,000 per year and will be eligible for an annual bonus with a target of 100% of his base salary. Mr. Gibson will also receive a grant of 2,100,000 restricted stock units (on a pre-reverse stock split basis, equivalent to 58,334 shares after the reverse split), vesting ratably over a three-year period (the “CEO Inducement Grant”). In addition, the success bonus of $684,000 from Mr. Gibson’s prior contract as disclosed in the Company’s Current Report on Form 8-K filed with the Securities & Exchange Commission on October 2, 2023 will be converted to an equivalent amount of restricted stock units in lieu of cash based on a 20-day VWAP of the Company’s Common Stock, with 50% of such units vesting upon grant and the remainder vesting on January 1, 2025. The initial term of the Agreement is three years and automatically renews for one-year periods unless either party gives notice of non-extension at least 90 days prior to the expiration of the then-current term. In the event that the Company terminates Mr. Gibson’s employment without cause or fails to renew the Agreement, Mr. Gibson will receive severance equal to twelve months of salary, any unpaid bonus from the prior year, and a pro-rated portion of the target bonus for the year of termination. In addition, (a) if such termination is within 24 months of a change of control or potential change of control, the CEO Inducement Grant will fully vest and (b) otherwise, a prorated portion of the CEO Inducement Grant plus 700,000 restricted stock units or the remaining portion of the CEO Inducement Grant (whichever is lesser) will vest.

Mr. Symington. Mr. Symington is party to an offer letter, dated August 9, 2024, for his services as General Counsel. The offer letter provides for (i) an initial annual base salary of $300,000, (ii) a target annual cash bonus opportunity 50% of Mr. Symington’s annual base salary received during the applicable performance year in the discretion of the Compensation Committee, (iii) a sign-on incentive equity award equal to 210,000 shares of common stock of the Company, vesting over five years (the “Initial Award”) and (iv) annual equity incentive grants. If (i) Mr. Symington is terminated by the Company for any reason other than for cause or other than his breach of the terms and conditions of the offer letter, or (ii) Mr. Symington terminates his employment for good reason, then to the extent Mr. Symington executes and does not revoke a general release of claims in favor of the Company, Mr. Symington will be entitled to 6 months of continued base salary. In addition, if (i) the Company has not granted Mr. Symington the full amount of the Initial Award, and (ii) a change of control occurs, and (iii) Mr. Symington is terminated within 12 months of such change of control for any reason other than for cause or Mr. Symington terminates his employment for good reason, Mr. Symington will receive a cash award equal to the value of the number of shares remaining to be granted under the Initial Award.

Mr. Yamokoski. Mr. Yamokoski was not a party to an employment agreement.

Cash and Equity Incentive Programs; Employee Benefits

For a description of the base salaries, short-term and long-term incentive programs, and other elements of compensation for our named executive officers, see "Compensation Overview" above.

OUTSTANDING EQUITY AWARDS AS OF FISCAL YEAR END

The following table provides information relating to outstanding equity-based awards held by each named executive officer as of December 31, 2025, with market value based on the share price of $0.77 at that date:

		Option Awards				Stock Awards
Name	Award Year	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested
John Gibson[1]	2024	—	—	—	—	4,321	3,327
John Symington[2]	2025	—	—	—	—	23,334	17,967
John D. Yamokoski[3]	2021	220		$628.56	12/31/2031

1. Restricted stock units granted on February 21, 2024, vesting on February 21, 2025, February 21, 2026 and February 21, 2027, generally subject to continued service.
2. Restricted stock units granted on March 31, 2025, vesting on March 31, 2026, March 31, 2027, March 31, 2028, March 31, 2029 and March 31, 2030, generally subject to continued service.
3. Stock options granted on September 1, 2021.

.

OTHER MATTERS

The Board is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.

Annual Report

An Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2025 is enclosed herewith.

Stockholder Communications

Stockholders and interested parties who wish to communicate with the Board, or with any individual director, may do so by writing and sending the correspondence to Nauticus Robotics, Inc., 17146 Feathercraft Lane, Suite 450, Webster, Texas 77598, Attn: Board of Directors. All such communications received from stockholders are sent directly to Board members.

Householding of Proxy Materials

The SEC permits a single set of notices, annual reports, and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one notice, annual report, and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any beneficial stockholder residing at an address of which two or more stockholders reside wishes to receive a separate notice, annual report, or proxy statement in the future, or if any beneficial stockholder that elected to continue to receive separate notice, annual reports, or proxy statements wishes to receive a single notice, annual report, or proxy statement in the future, that stockholder should contact his or her broker or send a request to our corporate secretary at our principal executive offices, at 17146 Feathercraft Lane, Suite 450, Webster, Texas 77598. We will deliver, promptly upon written or oral request to our Corporate Secretary, a separate copy of the notice, 2025 Annual Report, and this Proxy Statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered. Stockholders who currently receive multiple copies of the notice, annual reports, or proxy statements at their addresses and would like to request “householding” of their communications should contact their brokers.

Important Dates for 2027 Annual Meeting

Any proposal of a shareholder intended to be included in our proxy statement and form of proxy/voting instruction card for the 2027 annual meeting of shareholders pursuant to SEC Rule 14a-8 must be received by us no later than December 18, 2026, unless the date of our 2027 annual meeting is more than 30 days before or after May 27, 2027, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. Section 1.10 and Section 1.11 of Article I of the Second Amended and Restated Bylaws of the Company sets out a detailed procedure for stockholder proposed director candidates and other stockholder proposals. Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Secretary) to the Company’s Secretary at Attn: Corporate Secretary, 17146 Feathercraft Lane, Suite 450, Webster, TX 77598. Proposals must contain the information required under the amended and restated bylaws of the Company (the “Bylaws”), a copy of which is available upon request to the Company’s Secretary, and also must comply with the SEC’s regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

Stockholders intending to present a proposal or nominate a director for election at the Company’s 2027 annual meeting of shareholders without having the proposal or nomination included in the Company’s proxy statement must comply with the requirements set forth in the Bylaws. Section 1.10 and Section 1.11 of Article I of the Bylaws sets out a detailed procedure for stockholder proposed director candidates and other stockholder proposals. The Bylaws require, among other things, that the Secretary of the Company receive the proposal or nomination at an annual meeting not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting. However, if the Company changes the date of the annual meeting of Stockholders by more than 30 days before or 70 days after the anniversary of the preceding year’s annual meeting, then (1) in case of an election of director, stockholder’s notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which public disclosure of the date of such annual meeting is first made; and (2) in case of a proposal other than directors election, stockholder’s notice must be received not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made. For the Company’s 2027 annual meeting of shareholders, the Company’s Secretary must receive the proposal or nomination not less than ninety (90) days nor more than one hundred twenty (120) days prior to May 27, 2027 (i.e., no earlier than January 27, 2027 and no later than February 26, 2027). Proposals must contain the information required under the Bylaws, a copy of which is available upon request to the Company’s Secretary. In addition, in order to comply with the new universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Annex A

Form of Amendment to the Second Amended and Restated Certificate of Incorporation

CERTIFICATE OF AMENDMENT
TO THE
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF NAUTICUS ROBOTICS, INC.

Nauticus Robotics, Inc., (the “Corporation”), a corporation duly organized and validly existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby files this Certificate of Amendment (this “Certificate of Amendment”) to the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended, and certifies as follows:

1.The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 18, 2020, an Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on July 14, 2021, a Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on September 9, 2022, and Certificates of Amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation were filed with the Secretary of State of Delaware on July 18, 2024 and September 2, 2025.

2.The Second Amended and Restated Certificate of Incorporation, as amended, is hereby amended by amending the paragraph after paragraph (A) of Article Fourth in its entirety as below:

Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, as amended, each [__] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who, immediately prior to the Effective Time, own a number of shares of Common Stock which is not evenly divisible by the exchange ratio set forth above shall, with respect to such fractional interest, be entitled to receive the next highest whole number of shares of Common Stock. Each certificate that immediately prior to the Effective Time represented shares of Common Stock or book-entry then outstanding representing shares of Common Stock, shall thereafter represent the number of shares of Common Stock that give effect to the Reverse Stock Split; provided, that each person holding of record a stock certificate or certificates that represented shares of Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Common Stock to which such person is entitled under the foregoing, subject to the rounding up of any fractional interests as described in the foregoing.

3.This Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

4.This Certificate of Amendment shall become effective at 4:01 p.m. Eastern Time on [__], 2026.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on , 2026.

B-1

NAUTICUS ROBOTICS, INC.

By:_______________________________
Name:
Title:
B-2

Annex B
NAUTICUS ROBOTICS, INC.
2022 OMNIBUS INCENTIVE PLAN

Effective September 9, 2022

Section 1. General.

The purposes of the Nauticus Robotics, Inc. 2022 Omnibus Incentive Plan (the “Plan”) are to (a) encourage the profitability and growth of the Company through short- term and long-term incentives that are consistent with the Company’s objectives; (b) give Participants an incentive for excellence in individual performance; (c) promote teamwork among Participants; and (d) give the Company a significant advantage in attracting and retaining key Employees, Directors and Consultants. To accomplish such purposes, the Plan provides that the Company may grant (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Shares, (iv) Restricted Stock Units, (v) Performance-Based Awards (including performance-based Restricted Shares and Restricted Stock Units), (vi) Other Share-Based Awards, (vii) Other Cash-Based Awards or (viii) any combination of the foregoing. The Plan was originally adopted in connection with the consummation of the Company’s going public business combination (the “Going Public Transaction”) contemplated by that certain Agreement and Plan of Merger, entered into on December 16, 2021 by and among the Company (f/k/a CleanTech Acquisition Corp.), a Delaware corporation, CleanTech Merger Sub, Inc., a Texas corporation, Houston Mechatronics, Inc., a Texas corporation and Nicolaus Radford in his capacity as the Stockholder Representative thereunder (the “Merger Agreement”).

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)“Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 of the Plan.

(b)“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by,” or “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

(c)“Articles of Incorporation” means the articles of incorporation of the Company, as amended and/or restated and in effect from time to time.

(d)“Automatic Exercise Date” means, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable term of the Option pursuant to Section 7(k) or the Stock Appreciation Right pursuant to Section 8(h).

(e)“Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance-Based Award, Other Share-Based Award or Other Cash-Based Award granted under the Plan.

(f)“Award Agreement” means a written agreement, contract or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant. Any shares of Common Stock that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(g)“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(h)“Board” means the Board of Directors of the Company.

(i)“Bylaws” means the bylaws of the Company, as may be amended and/or restated from time to time.

(j)“Cause” shall have the meaning assigned to such term in any Company, Subsidiary or Affiliate unexpired employment, severance, or similar agreement or Award Agreement with a Participant, or if no such agreement exists or if such agreement does not define “Cause” (or a word of like import), Cause means (i) the Participant’s breach of fiduciary duty or duty of loyalty to the Company, (ii) the Participant’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude, (iii) the Participant’s failure, refusal or neglect to perform and discharge his or her duties and responsibilities on behalf of the Company or a Subsidiary of the Company (other than by reason of Disability) or to comply with any lawful directive of the Board or its designee, (iv) the Participant’s breach of any written policy of the Company or a Subsidiary or Affiliate thereof (including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information), (v) the Participant’s breach of any agreement with the Company or a Subsidiary or Affiliate thereof (including, without limitation, any confidentiality, non-competition, non-solicitation or assignment of inventions agreement), (vi) the Participant’s commission of fraud, dishonesty, theft, embezzlement, self-dealing, misappropriation or other malfeasance against the business of the Company or a Subsidiary or Affiliate thereof, or (vii) the Participant’s commission of acts or omissions constituting gross negligence or gross misconduct in the performance of any aspect of his or her lawful duties or responsibilities, which have or may be expected to have an adverse effect on the Company, its Subsidiaries or Affiliates. A Participant’s employment shall be deemed to have terminated for “Cause” if, on the date his or her employment terminates, facts and circumstances exist that would have justified a termination for Cause, to the extent that such facts and circumstances are discovered within three (3) months following such termination. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

(k)“Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, shares of Common Stock or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Common Stock such that an adjustment pursuant to Section 5 of the Plan is appropriate.

(l)“Change in Control” means the occurrence of any of the following:

(1)any Person, other than the Company or a Subsidiary thereof, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below or any acquisition directly from the Company; or

(1)the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended; or

(1)the consummation of a merger or consolidation of the Company or any Subsidiary thereof with any other corporation, other than a merger or consolidation (A) that results in the Outstanding Company Voting Securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the Outstanding Company Voting Securities (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(a)the consummation of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

For each Award that constitutes deferred compensation under Code Section 409A, a Change in Control (where applicable) shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company also constitutes a “change in control event” under Code Section 409A.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Class A Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(m)“Change in Control Price” shall have the meaning set forth in Section 12 of the Plan.

(b)“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(o)“Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the shares of Common Stock are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Articles of Incorporation or Bylaws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(p)“Common Stock” means common stock, $0.0001 par value per share, of the Company (and any stock or other securities into which such shares of common stock may be converted or into which they may be exchanged).

(q)“Company” means Nauticus Robotics, Inc., a Delaware corporation (or any successor corporation, except as the term “Company” is used in the definition of “Change in Control” above).

(r)“Consultant” means any current or prospective consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer or Non-Employee Director.

(s)“Director” means any individual who is a member of the Board on or after the Effective Date.

(t)“Disability” means, with respect to any Participant who is an Employee, a permanent and total disability as defined in Code Section 22(e)(3).

(u)“Effective Date” shall have the meaning set forth in Section 22 of the Plan.

(v)“Eligible Director” means a person who is (i) with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; and (ii) with respect to actions undertaken to comply with the rules of the New York Stock Exchange, the Nasdaq Stock Market or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, an “independent director” under the rules of the New York Stock Exchange, the Nasdaq Stock Market or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(w)“Eligible Recipient” means: (i) an Employee; (ii) a Non-Employee Director; or (iii) a Consultant, in each case, who has been selected as an eligible recipient under the Plan by the Administrator; provided, that any Awards granted prior to the date an Eligible Recipient first performs services for the Company or an Affiliate thereof will not become vested or exercisable, and no shares of Common Stock shall be issued or other payment made to such Eligible Recipient with respect to such Awards, prior to the date on which such Eligible Recipient first performs services for the Company or an Affiliate thereof. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Code Section 409A, “Eligible Recipient” means: an (1) Employee; (2) a Non-Employee Director; or (3) a Consultant, in each case, of the Company or a Subsidiary thereof, who has been selected as an eligible recipient under the Plan by the Administrator.

(x)“Employee” shall mean any current or prospective employee of the Company or an Affiliate thereof, as described in Treasury Regulation Section 1.421-1(h), including an Executive Officer or Director who is also treated as an employee.

(y)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(z)“Executive Officer” means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company.

(aa)    “Exercise Price” means, with respect to any Award under which the holder may purchase shares of Common Stock, the price per share at which a holder of such Award granted hereunder may purchase shares of Common Stock issuable upon exercise of such Award, as determined by the Administrator in accordance with Code Section 409A, as applicable.

(bb)    “Fair Market Value” as of a particular date shall mean: (i) if the shares of Common Stock are listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a Share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination; (ii) if the shares of Common Stock are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for a Share as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market; or (iii) whether or not the shares of Common Stock are then listed on a national securities exchange or traded in an over-the-counter market or the value of such shares is not otherwise determinable, such value as determined by the Administrator in good faith and in a manner not inconsistent with the regulations under Code Section 409A.

(cc)    “Free Standing Rights” shall have the meaning set forth in Section 8(a) of the Plan.

(dd)    “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

(ee)    “Non-Employee Director” means a Director who is not an Employee.

(ff)    “Nonqualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(gg)    “Outstanding Common Stock” means the then-outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of Options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock.

(hh)    “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 of the Plan.

(ii)    “Other Cash-Based Award” means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(jj)    “Other Share-Based Award” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, including, but not limited to, unrestricted shares of Common Stock or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.

(kk)    “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 of the Plan, to receive an Award under the Plan, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient’s death.

(ll)    “Performance-Based Award” means any Award granted under the Plan that is subject to one or more Performance Goals. Any dividends or dividend equivalents payable or credited to a Participant with respect to any unvested Performance-Based Award shall be subject to the same Performance Goals as the shares of Common Stock or units underlying the Performance-Based Award.

(mm)    “Performance Goals” means performance goals based on performance criteria selected by the Administrator, which may include, but are not limited to, any of the following: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) income; (x) net income; (xi) operating income; (xii) net operating income; (xiii) operating margin; (xiv) earnings; (xv) earnings per share; (xvi) return on equity; (xvii) return on investment; (xviii) return on capital; (xix) return on assets; (xx) return on net assets; (xxi) total shareholder return; (xxii) economic profit; (xxiii) market share; (xxiv) appreciation in the fair market value, book value or other measure of value of the shares of Common Stock; (xxv) expense or cost control; (xxvi) working capital; (xxvii) customer satisfaction; (xxviii) employee retention or employee turnover; (xxix) employee satisfaction or engagement; (xxx) environmental, health or other safety goals; (xxxi) individual performance; (xxxii) strategic objective milestones; (xxxiii) any other criteria specified by the Administrator in its sole discretion; and (xxxiv) any combination of, or a specified increase or decrease in, as applicable, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). At the time such an Award is granted, the Administrator may specify any reasonable definition of the Performance Goals it uses. Such definitions may provide for equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or an Affiliate thereof or the financial statements of the Company or an Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Administrator may modify such Performance Goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Administrator may determine that the Performance Goals or performance period are no longer appropriate and may (x) adjust, change or eliminate the Performance Goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (y) make a cash payment to the Participant in an amount determined by the Administrator.

(nn)    “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, however, a Person shall not include (i) the Company or any of its Subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(oo)    “Plan” means this Nauticus Robotics, Inc. 2022 Omnibus Incentive Plan, as amended and/or amended and restated from time to time.

(pp)    “Related Rights” shall have the meaning set forth in Section 8(a) of the Plan.

(qq)    “Restricted Shares” means an Award of shares of Common Stock granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a specified period or periods.

(rr)    “Restricted Stock Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to shares of Common Stock, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in shares of Common Stock (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or Performance Goals, and vested Restricted Stock Units will be settled at the time(s), specified in the Award Agreement.

(ss)    “Restricted Period” means the period of time determined by the Administrator during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(tt)    “Rule 16b-3” shall have the meaning set forth in Section 3(a) of the Plan.

(uu)    “Securities Act” means the Securities Act of 1933, as amended from time to time.

(vv)    “Stock Appreciation Right” means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the shares of Common Stock covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(ww)    “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).

(xx)        “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right. For the avoidance of doubt, the 3,970,266 shares of Common Stock relating to a portion of outstanding stock options assumed by the Company in connection with the Going Public Transaction shall constitute Substitute Awards under the Plan and shall be treated as Awards granted under the Plan for all purposes, but such assumed stock options shall not reduce the shares of Common Stock authorized for grant under the Plan.

Section 3. Administration.

(a)The Plan shall be administered by the Administrator in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.

(b)Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(i)to select those Eligible Recipients who shall be Participants;

(ii)to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Share-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(iii)to determine the number of shares of Common Stock to be made subject to each Award;

(iv)to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including, but not limited to, (A) the restrictions applicable to Awards and the conditions under which restrictions applicable to such Awards shall lapse, (B) the Performance Goals and performance periods applicable to Awards, if any, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) any confidentiality or restrictive covenant provisions applicable to the Award, and (F) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;

(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all Award Agreements evidencing Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units or Other Share-Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;

(vi)to determine Fair Market Value;

(vii)to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;

(viii)to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(ix)to reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award Agreement or other instrument or agreement relating to the Plan or an Award granted under the Plan; and

(x)to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c)Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Administrator may allocate all or any portion of its responsibilities and powers to any one (1) or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one (1) or more officers of the Company, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to Directors. Notwithstanding the foregoing in this Section 3(c), it is intended that any action under the Plan intended to qualify for the exemptions provided by Rule 16b-3 will be taken only by the Board or by a committee or subcommittee of two (2) or more Eligible Directors. However, the fact that any member of such committee or subcommittee shall fail to qualify as an Eligible Director shall not invalidate any action that is otherwise valid under the Plan.

(xi)All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4. Shares Reserved for Issuance Under the Plan and Limitations on Awards.

(a)Subject to this Section 4 and to adjustment in accordance with Section 5 of the Plan, the Administrator is authorized to deliver with respect to Awards granted under the Plan an aggregate of [delete: 2,750,000] [add:6,000,000] shares of Common Stock; provided, that the total number of shares of Common Stock that will be reserved, and that may be issued, under the Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2023, by a number of shares of Common Stock equal to three percent (3%) of the total number of Outstanding Common Stock on the last day of the prior calendar year. Notwithstanding the foregoing, the Administrator may act prior to January 1 of a given year to provide that there will be no such increase in the share reserve for that year or that the increase in the share reserve for such year will be a lesser number of shares of Common Stock than provided herein.

(b)Notwithstanding anything herein to the contrary, the maximum number of shares of Common Stock subject to Awards granted during any fiscal year to any Non- Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year with respect to such Director’s service as a Non-Employee Director, shall not exceed $500,000 (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes).

(c)Shares of Common Stock issued under the Plan may, in whole or in part, be authorized but unissued shares of Common Stock or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any shares of Common Stock subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of shares of Common Stock to a Participant will thereafter be deemed to be available for Awards. In applying the immediately preceding sentence, if (i) shares of Common Stock otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes or any applicable Exercise Price, such shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (ii) any Share-settled Stock Appreciation Rights or Options are exercised, the aggregate number of shares of Common Stock subject to such Stock Appreciation Rights or Options shall be deemed issued under the Plan and shall not be available for issuance under the Plan. In addition, shares of Common Stock (x) tendered to exercise outstanding Options or other Awards, (y) withheld to cover applicable taxes on any Awards or (z) repurchased on the open market using Exercise Price proceeds shall not be available for issuance under the Plan. For the avoidance of doubt, (A) shares of Common Stock underlying Awards that are subject to the achievement of performance goals shall be counted against the share reserve based on the target value of such Awards unless and until such time as such Awards become vested and settled in shares of Common Stock, and (B) Awards that, pursuant to their terms, may be settled only in cash shall not count against the share reserve set forth in Section 4(a).

(d)Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided, that Awards using such available shares of Common Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

(e)In the event that the Company or an Affiliate thereof consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Directors in account of such transaction may be granted Substitute Awards in substitution for awards granted by their former employer, and any such substitute Options or Stock Appreciation Rights may be granted with an Exercise Price less than the Fair Market Value of a Share on the grant date thereof; provided, however, the grant of such substitute Option or Stock Appreciation Right shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.

Section 5. Equitable Adjustments.

In the event of any Change in Capitalization, including, without limitation, a Change in Control, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (a) the aggregate number of shares of Common Stock reserved for issuance under the Plan, (b) the kind, number and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan; provided, however, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (c) the kind, number and purchase price of shares of Common Stock subject to outstanding Restricted Shares or Other Share-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional shares of Common Stock resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder (i) in exchange for payment in cash or other property having an aggregate Fair Market Value of the shares of Common Stock covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any, and (ii) with respect to any Awards for which the Exercise Price or purchase price per share of Common Stock is greater than or equal to the then current Fair Market Value per share of Common Stock, for no consideration. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.

Section 7. Options.

(a)General. The Administrator may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Administrator may grant Incentive Stock Options, Nonqualified Stock Options or a combination of both. With respect to all other

Participants, the Administrator may grant only Nonqualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(b)Limits on Incentive Stock Options. If the Administrator grants Incentive Stock Options, then to the extent that the aggregate fair market value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422. Subject to Section 5, the maximum number of shares that may be issued pursuant to Options intended to be Incentive Stock Options is [delete: 2,750,000] [add:6,000,000] shares of Common Stock and, for the avoidance of doubt, such share limit shall not be subject to the annual adjustment provided in Section 4(b).

(c)Exercise Price. The Exercise Price of shares of Common Stock purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that (i) in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, and (ii) no Incentive Stock Option granted to a ten percent (10%) stockholder of the Company (within the meaning of Code Section 422(b)(6)) shall have an Exercise Price per Share less than one-hundred ten percent (110%) of the Fair Market Value of a Share on such date.

(d)Option Term. The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to a ten percent (10%) stockholder of the Company (within the meaning of Code Section 422(b)(6)) be exercisable more than five (5) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding any contrary provision in this Plan (including, without limitation, Section 7(h)), if, on the date an outstanding Option would expire, the exercise of the Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Code Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.

(e)Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(f)Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased, accompanied by payment in full of the aggregate Exercise Price of the shares of Common Stock so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of shares of Common Stock otherwise issuable upon exercise), (ii) in the form of unrestricted shares of Common Stock already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the shares of Common Stock as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law, or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.

(g)Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the shares of Common Stock subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such shares and has satisfied the requirements of Section 16 of the Plan.

(h)Termination of Employment or Service. Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate, the following terms and conditions shall apply:

(i)In the event of the termination of a Participant’s employment or service by the Company without Cause or due to a resignation by the Participant for any reason, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination (with such period being extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period), on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(ii)In the event of the termination of a Participant’s employment or service as a result of the Participant’s Disability or death, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(iii)In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(iv)For purposes of determining which Options are exercisable upon termination of employment or service for purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.

(v)Notwithstanding anything herein to the contrary, an Incentive Stock Option may not be exercised more than three (3) months following the date as of which a Participant ceases to be an Employee for any reason other than death or Disability. In the event that an Option is exercisable following the date that is three (3) months following the date as of which a Participant ceases to be an Employee for any reason other than death or Disability, such Option shall be deemed to be a Nonqualified Stock Option.

(i)Other Change in Employment Status. An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full- time to part-time employment, partial disability or other changes in the employment status or service of a Participant, as evidenced in a Participant’s Award Agreement.

(vi)Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 12 of the Plan.

(k)Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 7(f)(i) or (ii), and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 16. Unless otherwise determined by the Administrator, this Section 7(k) shall not apply to an Option if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 7(k).

Section 8. Stock Appreciation Rights.

(a)General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Any Related Right that relates to a Nonqualified Stock Option may be granted at the same time the Option is granted or at any time thereafter, but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of shares of Common Stock to be awarded, the price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more shares of Common Stock than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of a share of Common Stock on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b)Awards; Rights as Stockholder. The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

(c)Exercisability.

(i)Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(ii)Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.

(d)Payment Upon Exercise.

(i)Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of shares of Common Stock, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of shares of Common Stock in respect of which the Free Standing Right is being exercised.

(ii)A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of shares of Common Stock, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of shares of Common Stock in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(iii)Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of shares of Common Stock and cash).

(e)Termination of Employment or Service.

(i)Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(ii)Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(f)Term.

(i)The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(ii)The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(g)Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 12 of the Plan.

(iii)Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. The Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 16. Unless otherwise determined by the Administrator, this Section 8(h) shall not apply to a Stock Appreciation Right if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 8(h).

Section 9. Restricted Shares.

(a)General. Each Award of Restricted Shares granted under the Plan shall be evidenced by an Award Agreement. Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of shares of Common Stock to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares; the Restricted Period, if any, applicable to Restricted Shares; the Performance Goals (if any)

applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The terms and conditions applicable to the Restricted Shares need not be the same with respect to each Participant.

(b)Awards and Certificates. The prospective recipient of Restricted Shares shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in herein, (i) each Participant who is granted an Award of Restricted Shares may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the stock certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award. Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.

(c)Restrictions and Conditions. The Restricted Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:

(i)The Restricted Shares shall be subject to the restrictions on transferability set forth in the Award Agreement and in the Plan.

(ii)The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as Non-Employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.

(iii)Subject to this Section 9(c)(iii), the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period. In the Administrator’s discretion and as provided in the applicable Award Agreement, a Participant may be entitled to dividends or dividend equivalents on an Award of Restricted Shares, which will be payable in accordance with the terms of such grant as determined by the Administrator in accordance with Section 18 of the Plan. Certificates for unrestricted shares of Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, except as the Administrator, in its sole discretion, shall otherwise determine.

(iv)The rights of Participants granted Restricted Shares upon termination of employment or service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d)Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Shares shall be subject to Section 12 of the Plan.

Section 10. Restricted Stock Units.

(a)General. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable to Restricted Stock Units; the Performance Goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.

1.Award Agreement. The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(c)Restrictions and Conditions. The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:

(i)The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.

(ii)Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Administrator’s discretion, carry with it a right to dividend equivalents, subject to Section 18 of the Plan. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested.

(iii)The rights of Participants granted Restricted Stock Units upon termination of employment or service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d)Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units shall be made to Participants in the form of shares of Common Stock, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in shares of Common Stock) equal to the value of the shares of Common Stock that would otherwise be distributed to the Participant.

(iv)Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 12 of the Plan.

Section 11. Other Share-Based or Cash-Based Awards.

(a)The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Shares of Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, shares of Common Stock, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

(b)The prospective recipient of an Other Share-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(c)Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Share-Based Awards and Other Cash-Based Awards shall be subject to Section 12 of the Plan.

Section 12. Change in Control.

The Administrator may provide in the applicable Award Agreement that an Award will vest on an accelerated basis upon the Participant’s termination of employment or service in connection with a Change in Control or upon the occurrence of any other event that the Administrator may set forth in the Award Agreement. If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (i) the continuation of any Award by the Company, if the Company is the surviving corporation; (ii) the assumption of any Award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any Award, provided, however, that any such substitution with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A; or (iv) settlement of any Award for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the Change in Control Price or if the Administrator determines that Award cannot reasonably become vested pursuant to its terms, such Award shall terminate and be canceled without consideration. To the extent that Restricted Shares, Restricted Stock Units or other Awards settle in shares of Common Stock in accordance with their terms upon a Change in Control, such shares of Common Stock shall be entitled to receive as a result of the Change in Control transaction the same consideration as the shares of Common Stock held by stockholders of the Company as a result of the Change in Control transaction. For purposes of this Section 12, “Change in Control Price” shall mean (A) the price per Share paid to stockholders of the Company in the Change in Control transaction, or (B) the Fair Market Value of a Share upon a Change in Control, as determined by the Administrator. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Administrator.

Section 13. Amendment and Termination.

(a)The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would adversely alter or impair the rights of a Participant under any Award theretofore granted without such Participant’s prior written consent.

(b)Notwithstanding the foregoing, (i) approval of the Company’s stockholders shall be obtained for any amendment that would require such approval in order to satisfy the requirements of Code Section 422, if applicable, any rules of the stock exchange on which the shares of Common Stock are traded or other applicable law, and (ii) without stockholder approval to the extent required by the rules of any applicable national securities exchange or inter-dealer quotation system on which the shares of Common Stock are listed or quoted, except as otherwise permitted under Section 5 of the Plan, (A) no amendment or modification may reduce the Exercise Price of any Option or Stock Appreciation Right, (B) the Administrator may not cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right, another Award or cash and (C) the Administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system.

(c)Subject to the terms and conditions of the Plan and Code Section 409A, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).

(d)Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.

Section 14. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan. With respect to any payments not yet made or shares of Common Stock not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

Section 15. Deferrals of Payment.

To the extent permitted by applicable law, the Administrator, in its sole discretion, may determine that the delivery of shares of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award, shall be deferred. The Administrator may also, in its sole discretion, establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of any such consideration, including any applicable election procedures, the timing of such elections, the mechanisms for payments of amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program. Deferrals by Participants (or deferred settlement or payment required by the Administrator) shall be made in accordance with Code Section 409A, if applicable, and any other applicable law.

Section 16. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever shares of Common Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of shares of Common Stock or by delivering already owned unrestricted shares of Common Stock, in each case, having a value equal to the amount required to be withheld or other greater amount not exceeding the maximum statutory rate required to be collected on the transaction under applicable law, as applicable to the Participant, if such other greater amount would not, as determined by the Administrator, result in adverse financial accounting treatment (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Such shares of Common Stock shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the shares of Common Stock to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.

Section 17. Certain Forfeitures.

The Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to the applicable vesting conditions of an Award. Such events may include, without limitation, breach of any non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in an Award Agreement or that are otherwise applicable to the Participant, a termination of the Participant’s employment for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and its Subsidiaries and/or its Affiliates.

Section 18. Dividends; Dividend Equivalents.

Notwithstanding anything in this Plan to the contrary, to the extent that an Award contains a right to receive dividends or dividend equivalents while such Award remains unvested, such dividends or dividend equivalents will be accumulated and paid once and to the extent that the underlying Award vests.

Section 19. Non-United States Employees.

Without amending the Plan, the Administrator may grant Awards to eligible persons residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Subsidiary thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

Section 20. Transfer of Awards.

No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator, and other than by will or by the laws of descent and distribution. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such shares of Common Stock. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative. Under no circumstances will a Participant be permitted to transfer an Option or Stock Appreciation Right to a third-party financial institution without prior stockholder approval.

Section 21. Continued Employment.

The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 22. Effective Date.

The Plan will be effective as of the date of consummation of the transactions contemplated by the Merger Agreement so long as the Plan has been approved by the Company’s stockholders. The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any shares of Common Stock awarded under it are outstanding and not fully vested; provided, however, that no Awards will be made under the Plan on or after the tenth anniversary of the Effective Date; provided further, that in no event may an Incentive Stock Option be granted more than ten years after the earlier of (a) the date of the adoption of the Plan by the Board or (b) the Effective Date.

Section 23. Code Section 409A.

The intent of the parties is that payments and benefits under the Plan be either exempt from Code Section 409A or comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered consistent with such intent. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will be exempt from or in compliance with the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any Award being subject to, but not in compliance with, Code Section 409A.

Section 24. Compliance with Laws.

(a)The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to (i) all applicable laws, rules, and regulations, such approvals as may be required by governmental agencies or the applicable national securities exchange on which the shares of Common Stock may be admitted, and policies maintained by the Company from time to time in order to comply with applicable laws, rules, regulations and corporate governance requirements, including, without limitation, with respect to insider trading restrictions. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares of Common Stock may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Administrator shall have the authority to provide that all shares of Common Stock or other securities of the Company issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable federal, state, local or non-U.S. laws, rules, regulations and other requirements, and the Administrator may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company issued under the Plan to make appropriate reference to such restrictions or may cause such shares of Common Stock or other securities of the Company issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(b)The Administrator may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of shares of Common Stock to the Participant, the Participant’s acquisition of shares of Common Stock from the Company and/or the Participant’s sale of shares of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Administrator determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Code Section 409A, (i) pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares of Common Stock would have been vested or issued, as applicable), over (B) the aggregate Exercise Price (in the case of an Option or Stock Appreciation Right) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award), and such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (ii) in the case of Restricted Shares, Restricted Stock Units or Other Share-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Shares, Restricted Stock Units or Other Share- Based Awards, or the underlying shares of Common Stock in respect thereof.

Section 25. Clawback/Recovery.

The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be amended from time to time. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary.

Section 26. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

Section 27. Plan Document Controls.

The Plan and each Award Agreement together constitute the entire agreement with respect to the subject matter hereof and thereof; provided, that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com

NAUTICUS ROBOTICS, INC.
Annual Meeting of Shareholders

This proxy is solicited by the Board of Directors

The shareholders hereby appoint John W. Gibson, Jr. and Jimena Begaries, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NAUTICUS ROBOTICS, INC. that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, CDT on May 27, 2026, at 1550 Lamar Street, Suite 2000, Houston, TX 77010, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on the reverse side
B-1

NAUTICUS ROBOTICS, INC. 17146 FEATHERCRAFT LANE #450 WEBSTER, TX 77598
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/26/2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/26/2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends you vote FOR the following:
		For All	Withhold All	For All Except
1.	Election of Directors 01 Dr. Jim Belllingham 02 Dr. Adam Sharkawy	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6.		For	Against	Abstain
2.	Ratification of Appointment of WithumSmith + Brown as Independent Auditor	☐	☐	☐
3.	To approve a proposal authorizing the Board of Directors of the Company to enact one or more reverse splits of its shares at a cumulative ratio between one to 5 and one to 250.	☐	☐	☐
4.	To approve an amendment to our Second Amended and Restated Certificate of Incorporation to increase the number authorized shares of Common Stock.	☐	☐	☐
5.	To approve an amendment to our 2022 Omnibus Incentive Plan.	☐	☐	☐
6.	Adjournment proposal.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

B-2